UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
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TaskUs, Inc.
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TaskUs™

2026 Proxy Statement

TaskUs: Powering the AI Era

Bryce Maddock TaskUs Co-Founder, CEO & Chairperson
Dear Fellow Stockholders,
2025 was a landmark year for TaskUs. Following our return to growth in 2024, we entered 2025 with a clear mandate: to transform TaskUs into a hybrid "technology plus talent" leader for the AI era. I am incredibly proud to report that we not only met our financial commitments but also accelerated our evolution into a strategic partner for the world's most innovative companies.
2025: A Year of Record Performance
In 2025, our global team delivered the strongest financial performance in TaskUs' history. We reached $1.18 billion in full-year revenue, representing 19% year-over-year growth. This momentum was driven by explosive demand in our AI Services service line, which grew nearly 59% for the year, and continued strength in Trust & Safety, which grew nearly 24% in 2025. We achieved this top-line success while maintaining industry-leading profitability, delivering $249.1 million in Adjusted EBITDA at a 21.0% margin.(1) We also generated $102.3 million in net income at an 8.6% margin.
These results are a testament to our "offense-oriented" strategy. During 2025, we invested aggressively in the specialized talent and technology required to support the next generation of autonomous vehicles, robotics, and generative AI foundation models.
To build on this momentum, we plan to spend more than $25 million in 2026 on AI transformation and emerging growth initiatives, positioning us to remain at the cutting edge of the industry.
(1)Adjusted EBITDA is a non-GAAP measure. Please see “Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations” at the end of this proxy statement.

Our commitment to innovation and excellence was once again validated by the Everest Group in 2025.
Transforming for the AI Era
We believe the ability to successfully deliver a combined AI + talent offering will ultimately separate the winners from the losers in our industry. At TaskUs, we intend to lead this transition. In 2025, we outlined a three-part blueprint for the AI era that we are aggressively executing as we move into 2026:
Leading in AI Services: We have built a $200 million+ revenue business providing the data, evaluation, and safety services required to develop the world’s leading AI models.
Launching Agentic Consulting: We are redefining our role, moving from a service provider to a strategic architect of agentic AI. Through the implementation of advanced AI frameworks, we strive to create long-term, value-driven partnerships and higher margin revenue streams. We are dedicated to pioneering a shift toward outcome-based success, where TaskUs' synergy of talent and technology is designed to drive significant operational and cost advantages for those we serve.
Automating from Within: We are "drinking our own champagne." By deploying agentic AI across our internal workflows—from recruitment to finance—we are reducing support ratios and expanding our capacity for excellence. Our recent deployment of an AI Agent in talent acquisition has already increased hiring efficiency by over 50%, a success we plan to replicate across the entire support organization.
Achieving Industry Recognition
Our commitment to innovation and excellence was once again validated by the Everest Group in 2025. We were named a Leader in the Trust & Safety Services PEAK Matrix® for the third consecutive year, a distinction that recognizes our hybrid AI-human approach to protecting digital communities.
Beyond our leadership in safety, TaskUs was recognized as a Major Contender and a Star Performer in both B2B Sales Services and Customer Experience Management (CXM) Services (EMEA). These designations highlight our holistic growth and our ability to modernize tech stacks for our clients.

Furthermore, we strengthened our position in regulated industries, earning a Major Contender spot in the Financial Crime and Compliance (FCC) Operations Services PEAK Matrix®. TaskUs remains an industry standout as one of the few companies recognized across such a diverse array of specialized service categories.
Financial Strength and Capital Allocation
Today, TaskUs is in a position of financial strength. Our healthy balance sheet and consistent cash flow allowed us to announce a $3.65 per share Special Dividend that was paid in March 2026, returning approximately $333 million to our shareholders.
With our consistent cash generation and the flexible credit terms of the debt refinancing we also completed in March 2026, we maintain ample room to invest in our AI-led transformation while simultaneously returning capital to our stockholders over time.
Our Commitment to People and Social Impact
Even as we embrace automation, our "People First" culture remains our greatest competitive advantage. In 2025, our employee Net Promoter Score (eNPS) reached an impressive 60 with an 88% participation rate, signaling deep engagement across our global team.
TaskUs’ "ridiculous" culture continues to earn prestigious external recognition. We were honored with multiple Comparably awards, including Best Global Culture, Best Company Leadership, Best Company Career Growth, and Best Team Human Resources. Additionally, we were officially certified as a Great Place to Work in both the Philippines and India.
We also rebranded our CSR and DEI programs into a unified Social Impact and Inclusion (SII) banner. Our teammates exceeded our volunteer goals for the second year in a row, contributing over 28,000 hours of service to their communities. We remain committed to upskilling our more than 65,000 teammates, ensuring they have the tools to thrive alongside AI through programs like The Academy and TULIP.
Looking Ahead to 2026
We enter 2026 with a robust pipeline, fueled by a market shift toward increasingly sophisticated and specialized workflows. We see a significant opportunity in the Autonomous Vehicle and Robotics sectors, where we expect our revenue to more than double in 2026. As foundation model developers and high-growth technology brands continue to turn to TaskUs for our expertise in AI model development and safety, we anticipate that AI Services will once again be our fastest-growing service line in the coming year.
Thank you for your continued support and for being part of the TaskUs journey. We have never been more excited about our role in shaping the future of business services.

Bryce Maddock TaskUs Co-Founder, CEO & Chairperson

TaskUs, Inc.
1650 Independence Drive, Suite 100
New Braunfels, TX 78132

Notice of Annual
Meeting of Stockholders

Date	Time	Virtual Location
May 21, 2026	7:30 a.m. Central Time	www.virtualshareholdermeeting.com/TASK2026
To Our Stockholders:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders of TaskUs, Inc. (“TaskUs” or the “Company”) on Thursday, May 21, 2026 at 7:30 a.m., Central Time, online via live audio webcast by visiting www.virtualshareholdermeeting.com/TASK2026 (the “Annual Meeting”) for the following purposes:

01 To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1);

02 To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2); and
03 To transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

The Company’s board of directors has determined to hold the Annual Meeting virtually by remote communication in the form of a webcast. We believe that this is the right choice for TaskUs as it enhances our ability to communicate with our stockholders and allows them to participate from any location at no additional cost.
Stockholders of record as of the close of business on March 27, 2026 (the "Record Date") are entitled to notice of, and, as described in this paragraph, to vote at, the Annual Meeting or any adjournment or postponement thereof. Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class B common stock are currently entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

As permitted by the United States Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) and a form of proxy card or voting instruction card (together with the Annual Report, the “proxy materials”). The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you. The "notice and access" approach to our distribution process is more resource- and cost-efficient. The Notice will first be mailed, and the proxy materials are first being made available, to our stockholders on or about April 10, 2026.
All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/TASK2026. Stockholders will be able to attend the Annual Meeting online, submit questions and vote their shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TASK2026 and clicking the appropriate link from the Annual Meeting platform.
To attend the Annual Meeting, vote or submit questions during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. If your shares are held in street name and your Notice or voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at approximately 7:15 a.m. Central Time on Thursday, May 21, 2026. On the day of the Annual Meeting, if you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page for assistance.
Your vote is important. Regardless of whether you participate in the Annual Meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Voting online or by phone, written proxy or voting instruction card ensures your representation at the Annual Meeting regardless of whether you attend our virtual Annual Meeting online.
By Order of the Board of Directors,
Claudia Franco Walsh
General Counsel & Corporate Secretary
New Braunfels, Texas
April 10, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2026
The notice, the proxy statement and the Company’s Annual Report are available at www.virtualshareholdermeeting.com/TASK2026

Forward-Looking Statements and Website Reference
This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our business, environmental and other sustainability plans and goals. In some cases you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, without limitation, the risk factors that we identify in our Annual Report and other SEC filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

Proxy Summary
This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2025 annual report before you vote.
Proxy Voting Roadmap
Meeting Information:

Date	Time	Virtual Location
May 21, 2026	7:30 a.m. Central Time	www.virtualshareholdermeeting.com/TASK2026
Ways to Vote:

Vote By Internet	Vote By Phone	Vote By Mail
www.proxyvote.com	1-800-690-6903 Follow instructions shown on proxy card	If you received paper materials, mail to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
Voting Recommendations:

Proposal	Board Recommendation	Page

01 To elect the three director nominees named in the proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification (Proposal 1); and	FOR all nominees	30

02 To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).	FOR	49

2026 Proxy Statement	1

Proxy Summary

					Committee Membership (1)
Name and Principal Position	Age(2)	Class	Director Since	Current Term Expires	Audit	Compensation	Nominating and ESG	Independent

Director Nominees

Jaspar Weir Director Nominee President and Co-Founder, TaskUs	40	II	2018	2026				N

Michelle Gonzalez Director Nominee Corporate Vice President, M12 (Microsoft)	49	II	2022	2026		C		Y

Amit Dalmia Director Nominee Senior Managing Director, Blackstone	50	II	N/A	N/A		M	M	Y

Continuing Directors

Jill Greenthal * (L) Former Senior Managing Director, Blackstone	69	III	2022	2027	M		C	Y

Susir Kumar Chair, VFS Global	60	III	2019	2027	M		M	Y

Mukesh Mehta Senior Managing Director, Blackstone	45	III	2018	2027		M		Y

Bryce Maddock CEO, Co-Founder and Chairperson, TaskUs	39	I	2018	2028				N

Kelly Tuminelli * Former CFO, TriNet	57	I	2021	2028	C	M		Y

Non-Continuing Directors

Jacqueline D. Reses Chair and CEO, Lead Bank	56	I	2019	2028				Y

Amit Dixit Senior Managing Director, Blackstone	53	II	2018	2026				Y

M Committee Member C Committee Chairperson * Audit Committee Financial Expert (L) Lead Independent Director
(1)Reflects anticipated committee structure as of May 21, 2026, assuming all nominees are elected.
(2)As of the Record Date, March 27, 2026.

Female Directors	Racially / Ethnically Diverse Directors	Board Committees Chaired by Women	Average Director Age

Reflects anticipated committee data as of May 21, 2026, assuming all nominees are elected.

2026 Proxy Statement	3

Corporate Governance
and Board Matters
Status as a Controlled Company
As of March 1, 2026, certain investment funds associated with Blackstone Inc. (“Blackstone” or our “Sponsor”) and Bryce Maddock and Jaspar Weir (our “Co-Founders” and each a “Co-Founder”) beneficially own, in the aggregate, approximately 96.9% of the combined voting power of our Class A common stock and Class B common stock. Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. Because of this ten-to-one voting ratio between our Class B and Class A common stock, the holders of our Class B common stock collectively will continue to control a majority of the combined voting power of our common stock and therefore, be able to control all matters submitted to our stockholders for approval so long as the shares of Class B common stock represent at least 9.1% of all outstanding shares of our Class A and Class B common stock. Each share of our Class B common stock may be convertible into one share of our Class A common stock at any time and will convert automatically upon certain transfers and upon the earlier of (1) June 10, 2028 and (2) with respect to Blackstone, the first date on which the aggregate number of outstanding shares of our Class B common stock held by Blackstone ceases to represent at least 5.0% of the aggregate number of our outstanding shares of common stock and with respect to each Co-Founder, the first date on which the aggregate number of shares of our Class B common stock held by such Co-Founder ceases to represent at least 5.0% of the aggregate number of our outstanding shares of common stock.
As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards. As a “controlled company,” although independent directors comprise the majority of our board of directors and our committees are comprised of all independent directors under applicable standards, we qualify for, and may elect to rely on, exemptions from certain corporate governance requirements, including the requirements (1) that a majority of our board of directors consist of independent directors, (2) that our board of directors have a compensation committee that is comprised entirely of independent directors and (3) that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors. In the event that we cease to be a “controlled company” and our Class A common stock continues to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Composition of our Board of Directors
Our business and affairs are managed under the direction of our board of directors. Our second amended and restated certificate of incorporation (as amended, "certificate of incorporation") provides that the size of our board of directors may be set from time to time by our then current board of directors. Our board of directors currently consists of nine members, and will consist of eight members upon the conclusion of the Annual Meeting. Our certificate of incorporation and third amended and restated bylaws ("bylaws") classify our board of directors into three classes of directors, serving staggered three-year terms of office. Our board of directors has the exclusive power to fix the number of directors in each class which shall consist, as nearly as possible, of one-third of the total number of directors.

4	2026 Proxy Statement

Corporate Governance and Board Matters
Class I Directors: Bryce Maddock, Jacqueline Reses and Kelly Tuminelli are Class I directors with current terms expiring at our 2028 Annual Meeting of Stockholders. On March 27, 2026, Jacqueline Reses notified us of her resignation as a member of our board of directors, effective immediately following the Annual Meeting. Ms. Reses' decision to resign was not due to any disagreement with the Company, its management or the board of directors relating to the Company's operations, policies or practices. The Company expresses its gratitude for Ms. Reses' service since 2019.
Class II Directors: Amit Dixit, Michelle Gonzalez and Jaspar Weir are Class II directors with current terms expiring at this Annual Meeting of Stockholders. On March 27, 2026, our Sponsor provided notice to designate Amit Dalmia, Senior Managing Director at Blackstone, as a replacement nominee for Amit Dixit, a current Class II director, pursuant to the Stockholders Agreement (as described below), and to stand for election at the 2026 Annual Meeting. Subsequently, after performing our standard vetting process for board candidates, our board nominated Michelle Gonzalez, Jaspar Weir and Amit Dalmia as Class II directors to stand for election or reelection, as applicable, at this Annual Meeting. If Ms. Gonzalez, Messrs. Weir and Dalmia are elected at the Annual Meeting, they will each serve a three-year term expiring in 2029.
Class III Directors: Jill Greenthal, Susir Kumar and Mukesh Mehta are Class III directors with current terms expiring at our 2027 Annual Meeting of Stockholders.
Stockholders Agreement: In connection with our initial public offering in 2021 (" IPO"), we entered into a Stockholders Agreement with our Sponsor, Bryce Maddock, Jaspar Weir, and certain entities affiliated with Bryce Maddock and Jaspar Weir (each of Bryce Maddock and his affiliated entities and Jaspar Weir and his affiliated entities referred to separately as a “Founder Group”) (the “Stockholders Agreement”), whereby, among other things, the parties agreed to certain matters relating to the Company’s corporate governance. The Stockholders Agreement provides that (1) each Founder Group has the right to designate one nominee for election to our board of directors so long as each such Founder Group owns at least 5% of the total voting power of our common stock and (2) otherwise, the Founder Groups together have the right to designate one nominee for election to our board of directors so long as both Founder Groups in the aggregate own at least 5% of the total voting power of our common stock. Additionally, our Sponsor has the right to designate for election to the board of directors the following number of directors that is the lowest whole number that is greater than the percentage of total directors indicated in the right hand column of the table below, for so long as the shares beneficially owned by our Sponsor are equal to or greater than the percentage indicated in the left hand column of the table below:

Ownership Percentage	Director Designees

50%	50%

40% or greater, up to but not including 50%	40%

30% or greater, up to but not including 40%	30%

20% or greater, up to but not including 30%	20%

5% or greater, up to but not including 20%	10% (but at least one director)

2026 Proxy Statement	5

Corporate Governance and Board Matters
For so long as the Stockholders Agreement remains in effect, directors designated by our Sponsor may only be removed with the consent of our Sponsor and directors designated by the Founder Groups may be removed only with the consent of our Co-Founders. In the case of a vacancy on our board created by the removal or resignation of such a director, the Stockholders Agreement requires us to nominate an individual designated by our Sponsor or our Co-Founders, respectively, for election to fill the vacancy. At the time of our IPO, Amit Dixit and Mukesh Mehta were each designated by the Sponsor pursuant to the Stockholders Agreement. Contingent upon his election at the 2026 annual meeting, Amit Dalmia will replace Amit Dixit as a director designated by the Sponsor pursuant to the Stockholders Agreement going forward.
Board Qualifications and Diversity
The Nominating and Environmental, Social and Governance ("ESG") Committee periodically reviews and recommends to our board, the skills, experience, characteristics and other criteria for identifying and evaluating directors. Our board expects directors to be open and forthright, to develop a deep understanding of the Company’s business, and to exercise sound judgment and courage in fulfilling their oversight responsibilities. Directors should embrace the Company’s values and culture and should possess the highest levels of integrity.
In identifying and recommending candidates to stand for election to the board, the Nominating and ESG Committee may consider existing directors for renomination and also considers new potential director candidates in compliance with applicable law, listing rules and our Company Bylaws. In addition, the Nominating and ESG Committee may use external search firms to source candidates.
In executing its recruitment and refreshment process, the Nominating and ESG Committee may consider (1) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the board of directors and (2) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, technology, cybersecurity and data privacy background, compliance background, executive compensation background and the size, composition and combined expertise of the existing board. The board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the board, as a whole, has the appropriate qualifications and composition to perform its oversight function effectively in light of the Company’s business and structure.
The Nominating and ESG Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria approved by our board and recommends the Company’s candidates to our board for election by the Company’s stockholders at the applicable annual meeting. The board also periodically assesses the qualifications and characteristics of our directors, as well as the mix of experience, qualifications and skills needed to meet the Company's current and future business needs, including racial and ethnic diversity and the board’s effectiveness in its consideration of diversity. We believe our board is well positioned to provide effective oversight and strategic advice to our management.
After receiving notice from our Sponsor, this year, our board nominates Amit Dalmia for election as a director at the 2026 annual meeting. Mr. Dalmia has extensive experience working within our industry, and brings a global mindset, experience working in emerging markets, executive management experience, and business development acumen.

6	2026 Proxy Statement

Corporate Governance and Board Matters
The following table sets forth information with respect to our directors as of the Record Date, assuming election of the nominees:
Director Skills Matrix*

	Jill Greenthal	Michelle Gonzalez	Susir Kumar	Bryce Maddock	Mukesh Mehta	Kelly Tuminelli	Jaspar Weir	Amit Dalmia

Skills

Senior Leadership Experience			●	●	●	●	●	●

Public Company Board Experience	●		●

Global Business Experience	●	●	●	●	●	●	●	●

Industry Expertise			●	●			●	●

Finance, Accounting and Risk Management	●	●			●	●

Information Technology, Artificial Intelligence and Cybersecurity		●	●			●

Business Development, M&A and Growth	●	●	●	●	●	●	●	●

*Directors as of May 21, 2026, provided that all director nominees are elected by the stockholders.
Skills Definitions

Skill		Definition

●	Senior Leadership Experience	Experience as an executive member of corporate management at a large organization.

●	Public Company Board Experience	Experience serving on the board(s) of other public companies.

●	Global Business Experience	Experience working in global markets or with multinational companies, and demonstrates an understanding of the complexity and nuances of international environments.

●	Industry Expertise	Professional experience in areas relating to our existing or anticipated business operations.

●	Finance, Accounting and Risk Management	Significant expertise in corporate finance, financial accounting, financial reporting, or enterprise risk management.

●	Information Technology, Artificial Intelligence and Cybersecurity
Experience in technology-related business, technological functions or experience implementing innovative technological business strategies, including Artificial Intelligence, as well as an understanding of emerging technology trends, information security matters or significant expertise in oversight of information security matters.

●	Business Development, M&A and Growth
Experience implementing and scaling organic and inorganic growth strategies, increasing revenue, building strategic partnerships to promote growth, identifying acquisition and business combination targets and analyzing cultural and strategic fit.

2026 Proxy Statement	7

Corporate Governance and Board Matters

Background:
Bryce Maddock co-founded TaskUs with Jaspar Weir in 2008. He has served as our Chief Executive Officer since 2008, as a member and acting chairperson of our board of directors since October 2018 and as chairperson of our board of directors since March 2023. In his role as Chief Executive Officer, Mr. Maddock leads our global operations.
Key Qualifications and Skills:
Mr. Maddock received a Bachelor's degree from New York University. We believe Mr. Maddock is qualified to serve on our board based on his executive leadership experience, global operations experience, and deep understanding of the industry, our business and our workforce.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Bryce Maddock
Age: 39 Director Since: 2018 Chairperson Since: 2023

Background:
Jaspar Weir co-founded TaskUs with Bryce Maddock in 2008. He has served as our President since 2008 and as a member of our board of directors since October 2018. In his role as President, Mr. Weir is focused on leading our transformational growth and corporate development.
Key Qualifications and Skills:
Mr. Weir received a Bachelor's degree from the University of Southern California. We believe that Mr. Weir is qualified to serve on our board based on his executive leadership experience, global operations experience, and deep understanding of the industry, our business and our workforce.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Jaspar Weir
Age: 40 Director Since: 2018

8	2026 Proxy Statement

Corporate Governance and Board Matters

Background:
Amit Dalmia is a Senior Managing Director and the Head of Asia Portfolio Operations of our Sponsor, Blackstone, a leading global investment business investing in capital on behalf of pension funds, large institutions, and individuals. As part of Blackstone's leadership team in Asia, Mr. Dalmia is responsible for shaping Blackstone’s business strategy, executing new investments, and steering strategic and operational improvements across portfolio companies to enhance business performance and effect business turnarounds. Prior to Blackstone, he was a part of the leadership team at Hindustan Unilever India. Mr. Dalmia is currently on the Boards of Mphasis, R Systems and PGP Glass.
Key Qualifications and Skills:
Mr. Dalmia received a B.Com. (Hons.) from St. Xaviers’ College from the University of Kolkata, India. He is a Chartered Accountant, Company Secretary and Cost Accountant. He completed management training with the Indian Institute of Management, Ahmedabad. We believe that Mr. Dalmia is qualified to serve on our board due to his global mindset, experience working in emerging markets, executive management experience, business development acumen and deep understanding of our industry and business.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Amit Dalmia
Age: 50 Director Nominee Committees*: Member, Compensation Committee, Member, Nominating and ESG Committee.
*Effective as of May 21, 2026 and contingent upon Mr. Dalmia's election by the stockholders at the Annual Meeting.

2026 Proxy Statement	9

Corporate Governance and Board Matters

Background:
Michelle Gonzalez is Corporate Vice President and Global Head of M12, Microsoft’s venture capital fund with over 120 active private technology companies in its portfolio, a position she has held since 2021. At M12, Ms. Gonzalez leads a team of senior venture capital investors and operating professionals and is responsible for the overall fund strategy, investment decisions and portfolio management. Prior to joining Microsoft and M12 in 2019, Ms. Gonzalez was the Managing Partner for Area 120, Google’s internal incubator, where she led a transformation of the organization to align the strategy and investment criteria to key thematic areas within and adjacent to Google’s core businesses. Her tenure saw a record number of technology products and businesses “spin in” to become key products or capabilities at Google. Michelle first joined Google in the Office of CEO, working on special projects related to startups and innovation strategy. Michelle was a member of Google’s LatinX Leadership Council. Prior to joining Google, Ms. Gonzalez was an entrepreneur-in-residence and investor at Comcast Ventures and was previously a Partner at IBM Ventures and a senior product and business leader at Apple. Ms. Gonzalez currently serves on the board of directors of Go1, Databook and Spycloud.
Key Qualifications and Skills:
Ms. Gonzalez holds a Bachelor’s degree from the University of Oklahoma and a J.D. from Yale Law School. We believe Ms. Gonzalez is qualified to serve on our board of directors based on her strategic and operational experience as an executive officer and her extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Michelle Gonzalez
Age: 49 Director Since: 2022 Committees: Chair, Compensation Committee*
*Effective as of May 21, 2026 and contingent upon Ms. Gonzalez's re-election by the stockholders at the Annual Meeting. Concurrent with such election, Ms. Gonzalez will cease to serve as a member of the Audit Committee.

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Corporate Governance and Board Matters

Background:
Jill Greenthal is an experienced financial executive with significant board experience in the technology, media and internet sectors. With more than 15 years of public company board experience, Ms Greenthal brings deep strategic and tactical insights to her boards—and has particular expertise in Corporate Development, Audit, Finance, ESG and Corporate Governance. She has worked with companies in all stages of growth and development. She has served as Chair of Finance, ESG and Governance Committees on various boards. She is a qualified financial expert.
Ms Greenthal joined the Blackstone Group in 2003 as a partner in their advisory business and retired as a Senior Advisor in the firm’s Private Equity Group in 2022. Formerly an investment banker, Ms Greenthal was a Managing Director and lead-banker on many high-profile and industry defining transactions in the technology, internet, cable television and media sectors. Ms Greenthal worked for more than 30 years as an Investment Banker and has extensive experience in Mergers and Acquisitions, Corporate Finance and highly structured transactions. She was a Managing Director and held management positions at Credit Suisse, Donaldson Lufkin and Jenrette and Lehman Brothers.
Ms Greenthal is a trustee of the Dana-Farber Cancer Institute and BRIDGE Over Troubled Waters and is an Emeritus Advisor to the Museum of Fine Arts in Boston and an Honorary Trustee of the James Beard Foundation.
Key Qualifications and Skills:
Ms. Greenthal holds a Bachelor's degree from Simmons University and an M.B.A. from Harvard Business School. We believe Ms. Greenthal is qualified to serve on our board based on her extensive public company board experience, executive management experience, understanding of emerging markets and M&A, and qualifications as an audit committee financial expert.
Other Current Public Board Directorships:
Cars.com
Previous Public Board Directorships (Past Five Years):
Akamai Technologies
Houghton Mifflin Harcourt
Flex, Ltd.

Jill Greenthal
Age: 69 Director Since: 2022 Lead Independent Director Since: 2023 Committees: Chair, Nominating and ESG Committee; Member, Audit Committee

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Corporate Governance and Board Matters

Background:
Susir Kumar founded Ingroup Consulting Services LLP, a transformation consulting firm, in May 2019 and served as its Managing Partner until January 2023. Prior to that, Mr. Kumar served as Chief Executive Officer of Intelenet Global Services, a Business Process Management company, from 2000 to 2015 and as its Chairman from September 2015 through September 2018. Prior to his service in Intelenet Global Services, Mr. Kumar held a senior leadership position in HDFC Bank (formerly known as HDFC Ltd.), India’s largest mortgage firm. He is currently the Chair of VFS Global and a board member of Sportz Village (formerly known as KOOH Sports).
Key Qualifications and Skills:
Mr. Kumar holds a Bachelor’s degree from Mangalore University and a Master’s degree from Mumbai University and is a member of the Institute of Company Secretaries of India. We believe that Mr. Kumar is qualified to serve on our board based on his extensive experience in the business process management industry, managing international workforce employees and his executive leadership experience.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Susir Kumar
Age: 60 Director Since: 2019 Committees: Member, Nominating and ESG Committee, Member, Audit Committee*
*Effective as of May 21, 2026

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Corporate Governance and Board Matters

Background:
Mukesh Mehta is the Chief Investment Officer for India Private Equity and a Senior Managing Director of our Sponsor, Blackstone. Since joining Blackstone in 2016, Mr. Mehta has been involved in Blackstone's investments in Federal Bank, AGS Health, IGI, R Systems, VFS Global, PGP Glass, Aadhar, Simplilearn, Xpressbees and TaskUs, Inc. Prior to joining Blackstone, Mr. Mehta was a Vice President in the Private Equity division of The Carlyle Group. Prior to Carlyle, Mr. Mehta worked in the Investment Banking Division at Citigroup and the Assurance & Business Advisory Group at PwC.
Key Qualifications and Skills:
Mr. Mehta earned his Bachelor’s degree from the University of Mumbai, is a Chartered Accountant in India and holds a Master’s degree from Mumbai University. We believe Mr. Mehta is qualified to serve on our board based on his executive leadership experience, global mindset, and deep understanding of capital markets and business development.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Mukesh Mehta
Age: 45 Director Since: 2018 Committees: Member, Compensation Committee

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Corporate Governance and Board Matters

Background:
Kelly Tuminelli is a seasoned financial executive who in addition to TaskUs sits on the Board of Martello Re. She recently concluded her tenure as Executive Vice President and Chief Financial Officer of TriNet from October 2020 through November 2025, where she remained in an advisory capacity through March 2026 as she focuses fully on expanding her impact through board service. Ms. Tuminelli also served as the executive sponsor of TriNet’s Women@Work colleague resource group. Ms. Tuminelli brings more than 30 years of financial services experience in the insurance, investment and consulting industries. Prior to joining TriNet, she served as the Executive Vice President and Chief Financial Officer at Genworth, an insurance company. In addition to her more than 15 years at Genworth in roles of increasing responsibility, Ms. Tuminelli previously held leadership roles at GE Capital and PwC. Ms. Tuminelli has been an active community leader, having served on the Board of MENTOR-Virginia, and as the past Chair for AMP! Metro Richmond, a middle school mentoring program. She also previously served as Chair of the American Heart Association’s Richmond-area Go Red for Women campaign. Ms. Tuminelli is a Certified Public Accountant and a Chartered Global Management Accountant.
Key Qualifications and Skills:
Ms. Tuminelli earned a Bachelor’s degree from the University of Washington, Seattle. We believe Ms. Tuminelli is qualified to serve on our board based on her extensive finance and accounting expertise, her executive management experience, and her qualifications as an audit committee financial expert.
Other Current Public Board Directorships:
None
Previous Public Board Directorships (Past Five Years):
None

Kelly Tuminelli
Age: 57 Director Since: 2021 Committees: Chair, Audit Committee, Member, Compensation Committee*
*Effective as of May 21, 2026

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Corporate Governance and Board Matters
Director Independence
Our board and the Nominating and ESG Committee have conducted their annual review of the independence of each director under the applicable Nasdaq and SEC independence standards. Based upon the Nominating and ESG Committee’s recommendation and our board’s own review and assessment, our board has affirmatively determined in its business judgment that Amit Dalmia, Michelle Gonzalez, Jill Greenthal, Susir Kumar, Mukesh Mehta and Kelly Tuminelli, representing six of our eight directors following the Annual Meeting, as well as Jackie Reses and Amit Dixit, are “Independent Directors” as defined under the Nasdaq rules.
Board Leadership Structure and Role of Lead Independent Director
Our board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. Our board believes that presently it is in the best interests of the Company for a single person to serve as both chairperson and Chief Executive Officer ("CEO"). Our board believes that our existing board leadership structure with Mr. Maddock serving as both chairperson of our board of directors and our CEO provides the most effective and efficient leadership for the Company and allows us to benefit from his in-depth knowledge of our business, talent and leadership in formulating and implementing the strategic transformation of the business, and his comprehensive understanding of the current market environment. Mr. Maddock served as acting chairperson from 2018 until March 2023 and, upon the recommendation of the Nominating and ESG Committee, our board formally appointed him as chairperson in March 2023.
Pursuant to our Corporate Governance Guidelines, whenever the chairperson of the board is also the CEO, the Nominating and ESG Committee may recommend to the board as necessary and appropriate an individual to serve as lead independent director of the board. Jill Greenthal has served as lead independent director since March 2023. Our lead independent director helps ensure board oversight and sound corporate governance and functions as a liaison with the chairperson. The Corporate Governance Guidelines outline the lead independent director’s responsibilities and authorities, which include the following:
•presiding at meetings of the board at which the chairperson is not present, including executive sessions of the independent directors;
•approving information sent to the board and the schedule for board meetings;
•collaborating with the chairperson to develop meeting agendas for board meetings;
•facilitating the board's approval of the number and frequency of board meetings;
•serving as principal liaison on board-wide issues between the independent directors and the full board and between the full board and the chairperson;
•being available for consultation and communication with major stockholders upon request;
•authorizing the retention of outside advisors and consultants who report directly to the board on board-wide issues; and
•other functions at the request of the board.

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Corporate Governance and Board Matters
Board and Committee Self-Assessments
In 2025, the board conducted a formal assessment that consisted of a detailed questionnaire completed by each director on a randomized and anonymized basis to assess the performance of the board and its committees and identify opportunities for enhancement. Each committee conducted a similar assessment of its composition and performance. The committees' results were discussed within each committee and shared with the board, and the board results were discussed by the board, and based on the feedback and discussion, management proposed action plans to address potential enhancements.
Director Attendance at Annual Meetings
Directors are expected to attend the Annual Meeting absent unusual circumstances. All director nominees and directors at the time attended our 2025 Annual Meeting, except Ms. Reses.
Board Meetings
During fiscal year 2025, the board met five times. Each of our incumbent directors attended at least 75% of the board meetings and the respective committees of which he or she was a member during the period when such incumbent director was a director during the fiscal year ended December 31, 2025.
Executive Sessions
In order to promote free and open discussion and communication among the independent directors, our Corporate Governance Guidelines require the independent directors to meet in executive session with no members of management present at least twice a year and at such other times as they deem appropriate. The lead independent director, or a director designated by the independent directors, as applicable, presides at the executive sessions. Each board and committee meeting agenda includes adequate time for an executive session of the independent directors.
Committees of the Board of Directors
Our board has an Audit Committee, a Compensation Committee and a Nominating and ESG Committee. These committees are each described below. Each of our board’s committees acts under a written charter, which was adopted and approved by our board of directors. Copies of the committees’ charters are available on our website at https://ir.taskus.com/corporate-governance/documents-charters.
Committees Meetings

Committee	Number of Meetings in Fiscal Year 2025

Audit Committee	7

Compensation Committee	3

Nominating and ESG Committee	2

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Corporate Governance and Board Matters

Audit Committee
Committee Members:* Ms. Tuminelli (Chair) Ms. Gonzalez Ms. Greenthal
Financial Literacy and Expertise:
Each of Ms. Tuminelli and Ms. Greenthal qualifies as an “audit committee financial expert” as defined by the SEC, and all committee members qualify as “financially literate” as defined by Nasdaq.
Independence: Each member of the Audit Committee qualifies as an “Independent Director” for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members.

Primary Responsibilities:

•the appointment, compensation, retention, oversight and, when necessary, termination of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including the resolution of disagreements between management and such firm regarding financial reporting);
•pre-approval of all auditing and non-auditing services (other than “prohibited non-audit services”) to be provided to the Company by its independent registered public accounting firm;
•reviewing and discussing with management and the independent registered public accounting firm any major issues arising as to the adequacy and effectiveness of the Company’s internal controls, any actions taken in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

•discussing with management and the independent registered public accounting firm the Company’s guidelines and policies with respect to our risk assessment and risk management;
•overseeing the Company's internal audit function;
•reviewing and discussing the Company’s IT security controls and evaluating the adequacy of the Company’s IT security program, compliance and controls with the Chief Information Officer; and
•establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

*Reflects membership as of the Record Date. As of May 21, 2026, Ms. Gonzalez will be replaced by Mr. Kumar, who qualifies as an "Independent Director" for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members and as "financially literate" as defined by Nasdaq.

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Corporate Governance and Board Matters

Compensation Committee
Committee Members:* Ms. Reses (Chair) Mr. Dixit Ms. Gonzalez Mr. Mehta
Independence:
Each member of the Compensation Committee qualifies as an “Independent Director” for purposes of the SEC and Nasdaq independence rules that are applicable to compensation committee members.

Primary Responsibilities:

•establishing, reviewing and approving the overall compensation philosophy of the Company;
•reviewing and approving the corporate goals and objectives relevant to the CEO and other executive officer compensation;
•evaluating the performance of the CEO and the other executive officers considering such goals and objectives and, either approving, or recommending to the board, the annual salary, bonus, and long-term incentives, of the CEO and the other executive officers;

•reviewing, approving and overseeing our equity plans;
•reviewing and recommending to the board the form and amount of director compensation, and making recommendations regarding director’s and officer’s indemnification and insurance matters;
•overseeing and approving the management continuity planning process: and
•appointing and overseeing any compensation consultant.

*Reflects Membership as of the Record Date. As of May 21, 2026, provided Ms. Gonzalez is re-elected by the stockholders and Mr. Dalmia is elected by the stockholders, Ms. Gonzalez will replace Ms. Reses as the Chair of the Compensation Committee, Mr. Dalmia will replace Mr. Dixit, and Ms. Tuminelli will replace Ms. Reses as a member of the Compensation Committee. Mr. Dalmia and Ms. Tuminelli each qualifies as an "Independent Director" for purposes of the SEC and Nasdaq independence rules that are applicable to compensation committee members.

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Corporate Governance and Board Matters

Nominating and ESG Committee
Committee Members:* Ms. Greenthal (Chair) Mr. Dixit Mr. Kumar
Independence:
Each member of the Nominating & ESG Committee qualifies as an “Independent Director” for purposes of Nasdaq independence rules that are applicable to directors with responsibility for nominations.

Primary Responsibilities:

•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to the Company and assisting the board in complying with them;
•overseeing the evaluation of the board and management;
•recommending members of the board to serve on committees of the board and evaluating the functions and performance of such committees;

•overseeing the environmental and corporate social responsibility matters as they pertain to the Company's business and strategy and identifying and reporting to the board on current and emerging environmental and social trends and issues that may affect the Company's business operations, performance and reputation; and
•otherwise taking a leadership role in shaping corporate governance and overseeing the strategy of the Company as it relates to environmental and social matters.

*Reflects Membership as of the Record Date. As of May 21, 2026, provided Mr. Dalmia is elected by the stockholders, Mr. Dalmia will replace Mr. Dixit as a member of the Nominating & ESG Committee. Mr. Dalmia qualifies as an "Independent Director" for purposes of Nasdaq Independence rules that are applicable to directors with responsibility for nominations.
Procedures for Recommending Individuals to Serve as Directors
The Nominating and ESG Committee also considers director candidates recommended by our stockholders. Any stockholder who wishes to propose director nominees for consideration by our Nominating and ESG Committee, but does not wish to present such proposal at an annual meeting of stockholders, may do so at any time by sending each proposed nominee’s name and a description of his or her qualifications for board membership to the chair of the Nominating and ESG Committee by sending an email to IR@taskus.com or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132. The recommendation should contain all of the information regarding the nominee required under the “advance notice” provisions of our bylaws (which can be provided free of charge upon request by writing to our General Counsel and Corporate Secretary at the address listed above). The Nominating and ESG Committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director nominees. Any stockholder who wishes to propose director nominees for consideration by our Nominating and ESG Committee and to present such proposal at an annual meeting of stockholders should follow the procedures outlined under “Submission of Stockholder Proposals for the 2027 Annual Meeting.”
The Nominating and ESG Committee occasionally utilizes independent search firms to help identify potential board candidates.

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Corporate Governance and Board Matters
Risk Oversight
Our board believes that effective risk management and control processes are critical to the Company’s safety and soundness, our ability to predict and manage the challenges that we may face and, ultimately, our long-term corporate success.
In general, management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity and financial risks, while our board, as a whole and through its committees, is responsible for the oversight of our risk management framework. Consistent with this approach, management reviews both the framework and certain specific risks with our board and the Audit Committee at regular board and Audit Committee meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents steps taken by management to eliminate or mitigate such risks. While our board is ultimately responsible for the risk oversight of our Company, the Audit Committee has primary responsibility for management and mitigation of the risks facing our Company, including major financial, operational, cybersecurity and control risks, and oversight of the measures initiated by management to monitor and control such risks. Moreover, as we continue to incorporate artificial intelligence (AI) into our business activities and our service offerings, our board, and the Audit Committee in particular, is vigilantly monitoring the pace of AI utilization to balance the necessity and benefits of such technology against potential adverse consequences. The Audit Committee also oversees the Company’s internal audit function, which is a global function that regularly reports directly to the Audit Committee. Internal Audit provides independent assurance to the Audit Committee on the quality and effectiveness of the Company’s governance, control and risk management process through a systematic, audit-based approach which includes preparing and issuing the internal audit plan and following up on findings and recommendations as appropriate, and monitoring significant risk exposures and control issues.
The Audit Committee also monitors compliance with legal and regulatory requirements, considers and approves or disapproves any related person transactions, and reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. The Nominating and ESG Committee assists the board by overseeing director selection, evaluating environmental and social programs and reviewing and evaluating the effectiveness of and risks associated with board organization, membership and structure and other corporate governance matters. Each committee reports to the board on those risk oversight matters. Our board believes that the Company’s current leadership structure supports its risk oversight function.

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Corporate Governance and Board Matters
ESG Strategy and Oversight
Our board of directors upholds the highest standards for the Company's employees, officers and directors, reinforcing a strong commitment to sound corporate governance. As part of its oversight of the Company's business, the board has delegated specific responsibilities related to ESG, human capital, executive compensation, and other risk areas to its standing committees.
The Nominating and ESG Committee plays a pivotal role in shaping the Company's corporate governance strategy, ensuring alignment with evolving environmental and social priorities. This committee identifies and reports to the board on emerging ESG trends that may impact the Company's operations, performance, and reputation. Additionally, it receives regular updates from the Company’s ESG working group, which includes members of senior management and subject matter experts across key functions and geographies, to ensure a comprehensive, informed approach to sustainability and social responsibility. The Compensation Committee oversees the Company’s executive compensation program to further enhance the alignment of executive compensation with individual executive and corporate performance and the Company's business strategy, including ESG components.
We publish comprehensive ESG Reports outlining our views, outcomes and initiatives across all aspects of environmental, social and governance subject areas. Additional information about our ESG reporting, including copies of our ESG Reports and periodic updates to that report, can be found on our Investor Relations website at https://ir.taskus.com/environmental-social-governance-reporting.
Social Impact and Inclusion
Our mission has always been rooted in the belief that business should be a force for good. In 2025, we took a significant step forward by rebranding our CSR and DEI programs into the unified Social Impact and Inclusion (SII). This new banner reflects our enduring commitment to these efforts. By centralizing these efforts under one banner, we are ensuring that our enduring commitment to equity and collective responsibility is backed by a framework that is scalable, data-driven, and above all, deeply human.
Our SII strategy is built on four interconnected pillars that drive value for our stakeholders:

•Creating a People First Culture: Investing in the human experience to ensure every team member feels supported, heard, and empowered to thrive.
•Valuing Differences: Moving beyond representation to celebrate the unique lived experiences that strengthen our cognitive diversity.
•Ensuring Equal Access: Systematically removing barriers to ensure that every individual has the tools, resources, and transparency needed to reach their full potential.
•Community Engagement: Leveraging our resources and talent to drive sustainable, positive change in the neighborhoods where we live and work.

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Corporate Governance and Board Matters
Diversity, Equity and Inclusion

Women in our Workforce*	Managers at all levels that are Women*	US employees that are of ethnically diverse backgrounds*^

* As of December 31, 2025.
^ US ethnically diverse background demographic information includes only US employees who choose to self-identify.
People First: A Commitment to Inclusion
At TaskUs, we take pride in our People First culture and core values, which emphasize social impact, inclusion and excellence. A team empowered by diverse perspectives and experiences delivers the most substantial results. We unlock innovation and drive business success by fostering an environment where every team member feels valued, respected and supported.
Our commitment to inclusion extends beyond our organization, reinforcing a workplace where individuals can bring their authentic selves to work. While DEI remains essential to our broader strategy, we focus on cultivating a culture of inclusion and belonging that fuels collaboration and performance.
To learn more about our People First culture and the policies that support our inclusive framework, visit our website's About Us section at https://www.taskus.com/about/diversity.
Pillars of our People First strategy consist of the following:
•Inclusive Hiring & Recruiting Strategies: Welcoming talent from all walks of life and sourcing talent from diverse backgrounds.
•Leadership & Global Development: Cultivating an environment that inspires inclusive practices for all and leadership to drive a thriving People First culture through strong commitment to diversity, fairness, and belonging. Setting the engagement from the top and actively championing inclusive decisions and/or practices.
•Environment & Culture: Fostering an environment that aligns our values with our business strategies and practices to create an inclusive environment that drives innovation, productivity and a powerful People First culture.
•Continuous Evaluation & Improvement: Consistently evaluating and gauging the effectiveness of initiatives by analyzing data and gathering feedback to pinpoint areas for enhancement and propel advancement.

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Teammate Development
At the heart of our strategy is an unwavering commitment to the personal and professional growth of our teammates. We believe that this development allows for more engaged teammates, engaged teammates yield better retention, while better retention supports better performance for our clients. Our commitment to teammate development is a strategic initiative and more - it’s a cornerstone of our culture and a powerful catalyst for our success. We bring this commitment to life through:
The Academy: Our career development program focused on providing our teammates and leaders with knowledge and skills for the career of their choice. The program is voluntary and self-driven - giving each teammate and leader the choice to enroll and make an investment in their career and themselves. As of December 31, 2025, more than 53,000 of our talented teammates had enrolled in the Academy since its inception, with approximately 2,200 enrollees receiving promotions during 2025.
The key tenets of the program are:
•Upskilling for career advancement: We provide a best-in-class digital ecosystem based on an "Education-Exposure-Experience" model to support the development journey of our teammates and leaders.
•Digital ecosystem for learning: Our programs, spanning 14 unique career paths, emphasize self-paced learning, collaboration spaces for peer-to-peer learning, and skills libraries - enabling teammates to learn flexibly and connect with others.
•Mentorship for growth: Our group and one-to-one mentoring programs play a vital role in fostering learning and development. TaskUs mentors devoted more than 3,400 hours in support of the Academy in 2025.
•Building a leadership pipeline: We develop first-day-ready leaders who are focused on our core values to drive organizational growth.
•Professional Certification through SkillUp: We have introduced specialized certification tracks in Lean Six Sigma (White, Yellow, and Green Belt) and Artificial Intelligence (AI for Beginners and AI for Leaders). These programs empower everyone from frontline associates to leaders to earn industry-recognized credentials, fostering a culture of continuous improvement and self-development.
Teammate Engagement
We listen to our employees through a variety of methods including coaching sessions, regular one on one meetings and feedback forms. We perform periodic employee surveys to analyze and continue to improve our employee experience. Our in-house assessment tool allows our leaders to focus more on coaching and development of their teams, enabling them to have a better understanding of their performance to determine a path for growth and development. We leverage this feedback to drive continuous improvement, and conduct quality control to ensure global consistency. Our primary culture-related goal metric is eNPS, the single most important barometer we use to measure employee engagement. In 2025, eNPS was 60 with a participation rate of 88% of all employees.
Our ability to maintain high eNPS scores enables us to drive real business impact. We believe it drives improved attendance as our teammates show up on time and are excited to work. We believe happy employees deliver better results and higher retention. The voluntary attrition rate for employees who were employed by TaskUs for more than 180 days was 26.6% for the year ended December 31, 2025.

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Corporate Governance and Board Matters
Teammate Highlights from Our eNPS Survey
At TaskUs, our People-First culture continues to shine through the voices of our teammates. Their feedback highlights what makes TaskUs a truly exceptional place to work:
•A People-First Culture: Teammates consistently praise TaskUs for fostering a supportive and inclusive environment, with a strong emphasis on work-life balance and employee well-being.
•A Collaborative and Engaging Workplace: Many teammates express appreciation for the positive and dynamic work atmosphere, where collaboration, camaraderie, and approachable leadership create a thriving workplace.
•Comprehensive Benefits: From health insurance and paid time off to scholarships and flexible work-from-home options, our benefits are frequently highlighted as key contributors to teammate satisfaction.
•Opportunities for Growth: TaskUs is recognized as an excellent place to build a career, offering valuable learning experiences and career development opportunities.
•Best-in-Class Amenities: On-site gyms, cafés, and recreational spaces enhance the work experience, providing a comfortable and enjoyable workplace.
These insights reaffirm our commitment to continuously enhancing the TaskUs experience and ensuring that every teammate feels valued and empowered.
Inclusive Culture
With our people at the core of our operations, we have initiated several programs that nurture our corporate culture and instill greater camaraderie among our employees. The Company holds several family-related initiatives as well as different activities with our teammates.
We also engage our employees through various interest groups within the Company. We have different interest clubs and Employee Resource Groups ("ERGs") that help employees discover and practice their passions and promote safe spaces through learning and engagement. ERGs are also encouraged by Company leadership to initiate and support policy changes relevant to their advocacy for implementation within TaskUs.
Corporate Social Responsibility (CSR)
At TaskUs, we believe our success is intrinsically linked to our positive impact on the world. We are dedicated to integrating sustainable practices into every facet of our operations. Our commitment extends beyond corporate mandates, to our local sites where we empower employees to lead community-focused volunteer efforts. Furthermore, we engage our clients in these initiatives to deepen relationships and foster collective social change. While our primary environmental impact stems from greenhouse gas emissions related to office energy use and business travel, we proactively manage and mitigate this footprint.
Our CSR strategy focuses on three core dimensions to drive tangible results: teammate engagement, community development, and business performance. By prioritizing volunteerism and participation to social causes, we have cultivated a culture that generates both social value and strong business outcomes.

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Corporate Governance and Board Matters
Community Impact and Strategic Partnerships
In 2023, TaskUs launched TUgether We Serve as a global initiative to track, expand, and amplify collective impact. What began as a grassroots movement among employees has evolved into a structured global volunteerism initiative embedded into the daily rhythm of TaskUs life. During 2025, teammates logged over 28,000 volunteer hours, surpassing the 20,000-hour goal by more than 140%. This effort involved more than 3,600 employees globally who supported over 50 nonprofit organizations. These top volunteer efforts focused on social inclusion, community donations, and animal rescue and rehabilitation.
To ensure transparency, regulatory compliance, and the mitigation of reputational risk, the company utilizes a mandatory Charitable Contributions Process. This centralized 8-step framework manages company donations to ensure they align with the Social Impact pillars and Global Code of Conduct. All activity is tracked via an internal tool, allowing for streamlined participation, transparent reporting, and consistent storytelling for stakeholders.
Our commitment to corporate social responsibility is reflected in our robust network of partner organizations, allowing us to drive meaningful change across a diverse range of social and environmental sectors. Our partnership portfolio as of 2025 is strategically distributed across five key pillars:
•Education: We support schools and educational institutions to foster learning and development within our communities, with a particular focus in the Philippines, India, Colombia and Mexico, where we continue supporting the education for children of our employees through the NextGen Scholarship Program. In 2025 we supported the children of nearly 1,400 teammates worldwide.
•Social Welfare: We collaborate with nonprofits and community groups to address local needs and support grassroots initiatives.
•Animal Welfare: Our network includes animal welfare organizations and shelters, promoting the protection and care of animals.
•Health and Wellness: We are actively involved with health and welfare initiatives focused on improving community well-being.
•Sustainability: We partner with environmental and sustainability initiatives to advance our commitment to ecological responsibility.
Tech and Transformation
Beyond our broad partnership network, we execute targeted programs to bridge the digital divide and promote workplace inclusion.
•Technology Donations: Through our TechForward Impact initiative in 2025, we donated IT assets, including desktops, laptops, and monitors.
•Broad Institutional Support: These donation projects supported public schools, crisis centers, and government institutions within our key region, the Philippines.
•Empowering Abilities: We are dedicated to expanding opportunities for people with disabilities through strategic work with organizations such as the Philippine Business and Disability Network (PBDN) in the Philippines, and the National Association for the Blind (NAB) and Sarthak Educational Trust in India.
•Disability Inclusion: These partnerships help us learn and apply best practices for disability inclusion within the workplace, ensuring a diverse and equitable environment for all.

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Corporate Governance and Board Matters
Through these comprehensive initiatives, we continue to integrate social value into our core business strategy, ensuring a positive and lasting impact on our global communities.
Ridiculously Good Foundation
TaskUs's official corporate foundation, Ridiculously Good Foundation (the "Foundation"), was first launched in the Philippines in August 2023, building upon years of previous CSR activities. Now serving as the next step in our social impact efforts, the Foundation has expanded its reach with local fundraising and is actively exploring avenues to extend donations beyond the Philippines. The Foundation's initiatives have included hosting tree planting events and providing support to at-risk youth, local public daycares, and schools in need.
Health and Safety
Employee Wellness + Resiliency
TaskUs has a dedicated Wellness + Resiliency Department supporting employee success and wellness, leveraging on clinician-led and research-based health and safety programming, providing true end-to-end support to employees. Additionally, TaskUs addresses wellness throughout the employee life-cycle with attention to wellness recruitment practices, onboarding practices, during employment, and even post-employment care. The Wellness + Resiliency Programming scope and reach follows a preventative care approach, leveraging existing best practices in the industries of mental health care, medicine, and occupational health and safety to inform the type, scope and degree of interventions. Our offerings include global life coaching and the Resiliency Studio, which is a health and safety program to bolster brain health and protect employees from the potential effects of content moderation and other occupational risks. We have a dedicated behavioral health research team committed to enhancing employees’ mental health through innovative research and enhanced data collection. We also specialize in assessing, creating, and deploying culturally competent and comprehensive well-being tools. We have developed innovative wellness technologies to help reduce the impact of sensitive content to our moderators, such as Shield, a psychological distancing tool, Centered, a mood scaling tool, and LetUsKnow, an experience management tool.
Facilities
We view our facilities as engines for employee success. By pairing world-class physical amenities—like on-site clinics and childcare—with comprehensive mental health resources and psycho-education, we create an environment that promotes both physical safety and psychological well-being. This integrated approach ensures our global team remains engaged, healthy, and positioned to thrive.
Environmental Sustainability Policies and Practices
Climate Strategy and Carbon Management
Our long-term value creation is increasingly informed by climate-related risks and opportunities. TaskUs maintains a disciplined approach to environmental stewardship, conducting annual greenhouse gas (GHG) emissions inventories to track progress and ensure transparency with our global clientele. To further formalize our commitment, we have established a Climate Transition Plan and are on track for public disclosure within the next 12-18 months.

26	2026 Proxy Statement

Corporate Governance and Board Matters
Operational Resilience and Scenario Planning
We are maturing our strategic processes by integrating climate-related scenario planning into our risk management framework. As our analytical capabilities evolve, we continue to leverage innovative delivery models—including remote work arrangements—to achieve dual objectives:
•Carbon Mitigation: Substantially reducing the environmental footprint associated with commuting and large-scale facility operations.
•Business Continuity: Enhancing our resilience against weather-related disruptions by diversifying our geographic operational dependencies.
Sustainable Infrastructure and Energy Transition
TaskUs is decarbonizing its physical footprint through a multi-pronged facility strategy. We prioritize LEED-equivalent green building standards, energy-efficient design, and sustainable material sourcing. Central to our energy transition is the pursuit of Virtual Power Purchase Agreements (VPPAs). These strategic investments not only improve our carbon trajectory but also provide critical renewable capacity to the global electrical grids where we operate.
Strategic Governance
Environmental considerations are no longer tangential; they are woven into our formal strategic reviews. By intertwining sustainability with our technological roadmap and client-centric service delivery, TaskUs is positioned as a responsible, forward-thinking organization capable of navigating the complexities of a low-carbon economy.
Stockholder Engagement
We believe that regular communication with our stockholders is an important driver of our long-term success as a public company. Throughout the year, our CEO, Chief Financial Officer and Investor Relations team regularly engaged with our stockholders and analysts through public quarterly conference calls, investment conferences and in-person and virtual meetings. In 2025, discussion topics with investors included TaskUs’s business model, growth strategy, financial and sales performance, industry positioning, acquisition strategy, capital allocation strategy, AI strategy and both risks and opportunities within the business services markets and client verticals in which we operate. Outside of conferences, we engaged with investors in the U.S., India, Singapore and throughout Europe.
In 2025, our presence at investor conferences was purposely scaled back to promote compliance with shareholder solicitation regulations during the period from May through October, in light of our pending take private transaction pursuant to the Agreement and Plan of Merger, dated May 8, 2025, by and between us and Breeze Merger Corporation, which related to a proposed take private transaction of the Company by our Sponsor and our Co-Founders (the "Take Private Transaction"). Subsequent to termination of such agreement, we look forward to returning to the investor conference circuit in 2026.
Our team appreciates the opportunity to engage with our investors and can be reached via the Investor Relations team’s email address: IR@taskus.com.

2026 Proxy Statement	27

Corporate Governance and Board Matters
Communications with Directors
Under our Corporate Governance Guidelines, our CEO is responsible for establishing effective communications with all interested parties, including stockholders of the Company. It is the policy of the Company that management speaks for the Company. This policy does not preclude non-management directors from communicating with stockholders or other interested parties, but it is expected that, in most circumstances, any such communications will be coordinated with management. In all cases, any communications by directors or employees of the Company are subject to the Company’s disclosure policies.
The Company encourages engagement from stockholders and provides materials that include detailed financial and operational performance on the corporate website and within the Investor Relations section of our website (https://ir.taskus.com).
Stockholders and other interested parties who wish to communicate with our board or any individual director may do so by one of the following methods:
•sending an email to IR@taskus.com;
•in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, New Braunfels, Texas 78132; or
•for accounting, internal accounting controls or auditing matters, sending an email to AuditCommittee@TaskUs.com.
Communications that we receive relating to accounting, internal accounting controls or auditing matters will be referred to the Audit Committee unless the communication is directed otherwise. Stockholders and other interested parties may communicate anonymously and/or confidentially. Each communication will be reviewed by our General Counsel and Corporate Secretary to determine whether it is appropriate for presentation to our board or the applicable individual director(s). The purpose of this screening is to allow our board (or the applicable individual director(s)) to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations, product inquiries or any offensive or otherwise inappropriate materials).
Global Code of Conduct
Our board has adopted a Global Code of Conduct (the “Code”) relating to the conduct of our business by all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions)), and directors. This Code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at https://ir.taskus.com/corporate-governance/documents-charters. To the extent required under the listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this Code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.

28	2026 Proxy Statement

Corporate Governance and Board Matters
Corporate Governance Guidelines
Our board has also adopted our Corporate Governance Guidelines, which set forth our principles of corporate governance to formalize its governance practices and serve as a framework within which our board and its committees operate. These principles cover a number of areas, including the roles and responsibilities of our board of directors, board composition and leadership structure, director independence, selection of Chairperson, director qualification standards, director orientation and continuing education, board meetings, executive sessions, board committees, succession planning, annual board assessments, director compensation, stockholder engagement and others. A copy of our Corporate Governance Guidelines is available on our website at https://ir.taskus.com/corporate-governance/documents-charters.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during fiscal year 2025 were Messrs. Dixit and Mehta and Mses. Reses and Gonzalez. None of the current members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee (or other committee performing equivalent functions), or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.
Securities Trading Policy; Prohibitions on Hedging and Pledging Transactions
We have adopted a Securities Trading Policy, applicable to our directors, officers, employees and other covered persons, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. Under our Securities Trading Policy, our directors and employees (including our officers), as well as their family members and their controlled entities, are prohibited from trading in the Company’s securities (including options, warrants, puts and calls or similar instruments on the Company’s securities or selling such securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery)) or engaging in speculative trading (e.g., “day-trading”) that is intended to take advantage of short term price fluctuations. In addition, our directors and employees (including our officers) are prohibited from engaging in any transactions (including variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. Additionally, our Securities Trading Policy prohibits our directors and employees (including our officers), as well as their family members and their controlled entities, whether or not in possession of material non-public information, from purchasing the Company’s securities on margin, or borrowing against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan. Furthermore, it is also the policy of the Company that the Company will not engage in transactions in securities of the Company, other than pursuant to previously approved share repurchase trading plans, while aware of material non-public information relating to the Company or its securities.

2026 Proxy Statement	29

Proposal One:
Election of Directors
There are three Class II directors whose terms expire at the Annual Meeting, Jaspar Weir, Amit Dixit and Michelle Gonzalez. Our Nominating and ESG Committee has recommended, and our board has approved, Jaspar Weir, Amit Dalmia (as a replacement nominee for Amit Dixit, as specified by our Sponsor) and Michelle Gonzalez as nominees for election as Class II directors at the Annual Meeting. If elected at the Annual Meeting, each nominee will serve until the 2029 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, retirement, disqualification or removal. Information concerning these nominees and other continuing directors appears under “—Composition of our Board of Directors” above. Each nominee has consented to serve as a director, if elected, and of the nominees, Mr. Weir and Ms. Gonzalez are currently directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by our board, or alternatively, our board may leave a vacancy on our board or reduce the size of our board.
Each director is elected by a plurality of the votes cast. “Plurality” means that the three nominees who receive the largest number of votes cast “For” such nominees are elected as directors. Stockholders may vote “For” any or all of the nominees or “Withhold” with respect to any or all of the nominees named in this Proposal 1. Any shares voted “Withhold” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

FOR	OUR BOARD, UPON RECOMMENDATION OF OUR NOMINATING AND ESG COMMITTEE, UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

30	2026 Proxy Statement

Executive Officers
The following individuals constitute our executive officers as of the filing date of this proxy statement:

Name	Age	Position

Bryce Maddock	39	Chief Executive Officer, Co-Founder and Chairperson

Jaspar Weir	40	President, Co-Founder and Director

Trent Thrash	51	Interim Chief Financial Officer

Jarrod Johnson	48	Chief Customer Officer

Stephan Daoust	51	Chief Operating Officer

Claudia Walsh	50	General Counsel and Corporate Secretary

Biographies of each of Messrs. Maddock and Weir appear above under “—Composition of our Board of Directors.”
Biographies of the remaining executive officers appear below:

Mr. Thrash has served as the Company’s Interim Chief Financial Officer since March 31, 2026 and has served as the Company’s Senior Vice President of Corporate Development since September 2021. In addition to his Corporate Development role, Mr. Thrash has led the Company's Investor Relations, Treasury, and Tax functions since October 2023, January 2025 and February 2025, respectively. Prior to joining the Company, Mr. Thrash served as Head of Corporate Development at Stack Sports from November 2017 to September 2021. Mr. Thrash is an alumnus of The University of Texas at Austin, where he received Bachelor of Business Administration and Master in Professional Accounting degrees in 1999. He is a licensed Certified Public Accountant with the Texas State Board of Public Accountancy.

Trent Thrash

2026 Proxy Statement	31

Executive Officers

Mr. Johnson has served as the Company’s Chief Customer Officer since January 2018 and Senior Vice President of Business Development from October 2016 through December 2017. Prior to joining the Company, Mr. Johnson held the position of Senior Vice President, Business Development at FacilitySource, a facility management company, from 2014 to August 2016, Senior Vice President and Group President at Xerox Business Services (formerly Affiliated Computer Services), an enterprises services company, from 2008 to 2014, and multiple positions over 10 years at IBM Corporation from 1999 to 2008. Mr. Johnson received a Master’s of Business Administration, Fuqua School of Business, at Duke University and a Bachelor of Arts from Gustavus Adolphus College.

Jarrod Johnson

Mr. Daoust has served as the Company’s Chief Operating Officer since January 2021. Prior to joining the Company, Mr. Daoust spent 14 months serving as Senior Vice President and Country Leader for Operations and Delivery for Concentrix Philippines, a business services company providing customer experience solutions and technology. Before that he spent 19 years with Convergys, a provider of customer management and information management products that merged with Concentrix in 2018, holding multiple senior roles including Group Vice President, Vice President of Operations Northern EMEA and Vice President of International Business. Mr. Daoust holds a Bachelor of Arts in Law and Justice from Laurentian University and a law degree LLB from Moncton University.

Stephan Daoust

Ms. Walsh has served as the Company’s General Counsel and Corporate Secretary since October 2021. Prior to joining the Company, Ms. Walsh was Legal Director at Facebook (now Meta), from 2019 to 2021, General Counsel at Verily Life Sciences, an Alphabet company, from 2015 to 2019, Legal Director at Google from 2007 to 2015, and Associate at Morrison & Foerster, a multinational law firm headquartered in California. In 2023, Ms. Walsh joined the board of directors of Morae Global Corporation, a global provider of digital and business solutions for the legal industry. Ms. Walsh earned a Bachelor’s degree from Stanford University and a J.D. from University of California, College of the Law, San Francisco.

Claudia Walsh

32	2026 Proxy Statement

Executive and Director Compensation
We are providing compensation disclosure that satisfies the scaled disclosure requirements applicable to Emerging Growth Companies (“EGCs”), as defined in the Jumpstart our Business Startups ("JOBS") Act. As an EGC, we are only required to disclose compensation for our principal executive and the two most highly compensated executive officers other than our CEO, which collectively comprise our named executive officers (“NEOs”).
For 2025, our NEOs were as follows:

Bryce Maddock	Jarrod Johnson	Stephan Daoust
Chief Executive Officer, Co-Founder and Chairperson	Chief Customer Officer	Chief Operating Officer
2025 Financial and Operational Performance Highlights
Our goal is to build the world’s leading provider of tech-enabled specialized business process services through a hybrid "technology plus talent" model, including Digital Customer Experience, Trust & Safety, and AI Services. We finished 2025 with record-breaking results, delivering full-year revenue of $1.184 billion and Adjusted EBITDA of $249.1 million—both all-time company highs. This performance was driven by our persistent focus on double-digit growth and the explosive demand for our AI Services, which grew 59% year-over-year. Throughout 2025, we scaled our investments in agentic AI technologies, consulting, and specialized talent to ensure TaskUs remains the service provider of choice in an AI-driven landscape. These investments, including $25 million planned for 2026, position us to capture high-value opportunities in foundation model development and the Autonomous Vehicle and Robotics sectors. Over the long term, we believe this strategy will allow us to continue to drive durable revenue growth and Adjusted EBITDA margins that we expect will be among the best in our industry.
(1)Adjusted EBITDA is a non-GAAP measure. Please see “Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations” at the end of this proxy statement.

2026 Proxy Statement	33

Executive and Director Compensation
Performance highlights for 2025 are as follows:
•$1,183.5 million in revenue, exceeding the midpoint of our initial 2025 guidance by $70 million
•Adjusted EBITDA of $249.1 million – an Adjusted EBITDA margin of 21.0%(1)
•$89.9 million in Adjusted Free Cash Flow(1)
•Added 34 new clients in 2025, ending the year with approximately 200 clients
• Earned strong recognition in multiple Everest Group PEAK matrices for Customer Experience Management, Trust & Safety, Financial Crimes and Compliance, and B2B Sales Services
(1)Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Free Cash Flow are non-GAAP measures; please see “Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations” at the end of this proxy statement.
Executive Compensation Philosophy and Objectives
We design our compensation programs to attract, motivate, and retain team members who will continue to deliver Ridiculously Good next-generation digital outsourcing to the most innovative brands in the world.
Our programs create strong links between individual and Company performance and align with the long-term interests of our stockholders. Consistent with this philosophy, we designed our executive compensation program to achieve the following primary objectives:

1.Reflect and enhance our culture, mission, and values, differentiating us from typical legacy providers
2.Create strong links between performance and pay, by delivering a majority of our executives’ pay through short-term and long-term performance-based incentives that effectively align pay with both Company and individual performance
3.Provide strong alignment with our stockholders, through market-leading, broad-based equity plans designed to attract, motivate, and retain Ridiculously Talented team members who drive our success
4.Balance market competitiveness, pay equity, and compliance with cost effectiveness, to ensure pay levels are in line with our compensation philosophy while considering the cost of any program changes, and optimizing the financial impact of programs
5.Adapt to the changing needs of our business and our team members in the ever-evolving global environment

Our CEO's compensation program is almost entirely long-term focused to align with the interest of our stockholders, reward aggressive growth, and encourage retention. There is a limited focus on short-term outcomes and relatively low cash compensation.

34	2026 Proxy Statement

Executive and Director Compensation
Executive Compensation Program Elements
For 2025, the Compensation Committee, working in consultation with its independent compensation consultant, approved an executive compensation program based on our pay for performance philosophy that is designed to align our executive officers’ compensation with the key drivers of profitable growth. The core elements of our 2025 compensation program included the following:
•Base Salary: compensates for the day-to-day performance of our employees, while rewarding an individual’s current contributions, and reflects the scope of the individual’s role and responsibilities
•Annual Incentive Plan: rewards successful achievement of annual objectives and incentivizes outstanding performance
•Long-Term Incentive: equity-based compensation that rewards the creation of long-term value, aligns executive and stockholder interests, recognizes potential for future performance, and encourages employee retention
Summary Compensation Table
The following table sets forth the compensation earned during the applicable year by our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Bryce Maddock Chief Executive Officer and Chairperson	2025	47,846	5,339,202	—	253,039	5,640,087

	2024	40,000	5,998,281	—	1,600	6,039,881

Jarrod Johnson Chief Customer Officer	2025	400,000	1,722,322	350,000	14,000	2,486,322

	2024	390,387	1,059,685	470,822	13,800	1,934,694

Stephan Daoust Chief Operating Officer	2025	450,000	1,722,322	337,500	14,000	2,523,822

	2024	430,769	1,059,685	443,400	13,800	1,947,654

(1)Assumptions used in the calculations of these amounts are included in Note 11 to the consolidated financial statements contained in our Annual Report on Form 10-K for fiscal year ended December 31, 2025.
(2)This column reflects the grant date fair value of performance- and time-based restricted stock units granted in the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 - Stock Compensation ("FASB ASC Topic 718"). Such value for time-based restricted stock units (RSUs) is based on the closing price per share of Class A common stock on the date of grant and the number of units granted.
(3)The amounts in this column represent payouts earned pursuant to our annual incentive plan. See “Narrative Disclosure to Summary Compensation Table—Annual Incentive Plan Compensation.”
(4)The amounts reported in this column reflect 401(k) matching contributions made on behalf of each executive and for Mr. Maddock the reported amounts for 2025 in this column reflect 401(k) matching contributions made on his behalf ($1,837) and reimbursement of expenses, including filing fees and related legal costs pursuant to the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 ($251,202).
Narrative Disclosure to Summary Compensation Table
Base Salary
We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component is a fixed element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be adjusted based on individual performance, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto.

2026 Proxy Statement	35

Executive and Director Compensation
In March 2025, the Compensation Committee increased Mr. Maddock’s base salary from $40,000 to $50,000, and left base salaries for Messrs. Johnson and Daoust unchanged.
Annual Incentive Plan Compensation
In order to motivate our employees, including our NEOs, to pursue short-term financial goals that contribute to our long-term strategy and sustained stockholder value, we provide an annual cash incentive plan (the “AIP”). The target amounts our named executive officers are eligible to earn under the AIP are expressed as a percentage of base salary. Messrs. Johnson’s and Daoust’s target amounts were set at 100% and 60% of their base salary levels for 2025, respectively. In 2025, Mr. Maddock did not participate in the AIP.
In early 2025, the Compensation Committee approved an AIP with payout ranges based on performance against annual revenue and Adjusted EBITDA dollar targets. Payouts for each of Messrs. Johnson and Daoust could be earned under the 2025 AIP based on our performance against annual revenue and Adjusted EBITDA dollar targets with a potential payout range of 0-150% of the applicable target, with respect to Mr. Johnson, and of 0-200% of the applicable target, with respect to Mr. Daoust, as shown in the table below.

		2025 Revenue ($M)

		< 1100	≥ 1100	≥ 1115	≥ 1130	≥ 1150	≥ 1170	≥ 1200	≥ 1230

2025 Adjusted EBITDA(1) ($M)	< 230	0%	12.5%	25.0%	50.0%	75.0%	100.0%	125.0%	150.0%[2]
	≥ 230	5.0%	17.5%	30.0%	55.0%	80.0%	105.0%	130.0%	155.0%
	≥ 236	10.0%	22.5%	35.0%	60.0%	85.0%	110.0%	135.0%	160.0%
	≥ 242	20.0%	32.5%	45.0%	70.0%	95.0%	120.0%	145.0%	170.0%
	≥ 247	25.0%	37.5%	50.0%	75.0%	100.0%	125.0%	150.0%	175.0%
	≥ 253	30.0%	42.5%	55.0%	80.0%	105.0%	130.0%	155.0%	180.0%
	≥ 261	35.0%	47.5%	60.0%	85.0%	110.0%	135.0%	160.0%	185.0%
	≥ 270	50.0%[2]	62.5%	75.0%	100.0%	125.0%	150.0%	175.0%	200.0%
(1)Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the period presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP.
(2)The maximum revenue achievement percentage was capped at 115% and the maximum EBITDA achievement percentage was capped at 35% for Mr. Johnson, thereby capping the total maximum payout under the 2025 AIP at 150% of his applicable target.
We achieved Revenue and Adjusted EBITDA dollar performance for 2025 of $1,183.5 million and $249.1 million respectively, which resulted in a payout of 125% of Mr. Daoust's applicable target and 112.5% of Mr. Johnson's applicable target, as highlighted in the table above. Based on a holistic assessment of each NEO's individual contribution, impact, and leadership, the Compensation Committee used negative discretion to reduce Mr. Johnson's AIP payout for 2025 by $100,000 from $450,000 to $350,000.

36	2026 Proxy Statement

Executive and Director Compensation
Long-Term Equity Incentive Compensation
The Compensation Committee (and Compensation Subcommittee) generally grants awards under the Company’s long-term equity incentive program in the first quarter of each fiscal year to incentivize the executive officers to deliver on the Company’s strategic objectives for the new fiscal year and the Company endeavors to avoid timing such grants around the filing of period reports or current reports that may contain material non-public information. The Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
In early 2025, our Compensation Committee approved awards of restricted stock units ("RSUs") and performance-vesting RSUs (“PSUs”) under our 2021 Omnibus Incentive Plan to Messrs. Maddock, Johnson and Daoust, as part of their annual performance reviews to further incentivize them to lead the Company and deliver on the Company’s long-term strategic objectives.
Restricted Stock Units. The RSU award agreements with Messrs. Maddock, Johnson and Daoust provide that 33% of the RSUs vest on each of the first two anniversaries of the grant date, and the remaining 34% on the third anniversary of the grant date, such that they will be fully vested on the third anniversary of the grant date, subject to continuous service through each vesting date. The RSUs are subject to the following vesting acceleration terms:
•In the event of a Change in Control (as defined in our 2021 Omnibus Incentive Plan) of the Company, if either (i) the RSUs are not otherwise continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity or (ii) the executive experiences a termination without cause or due to death or disability at any time following a Change in Control in which the RSUs are continued, converted, assumed, or replaced by the Company, a member of the company group or a successor entity, all of the then-unvested RSUs will fully vest in connection with such Change in Control or termination, as applicable (i.e., "double trigger").
Details on the number of RSUs awarded to Messrs. Maddock, Johnson and Daoust are set forth below:

Name	Grant Date	RSUs	Targeted Value

Bryce Maddock	3/7/2025	243,614	$3,720,000

Jarrod Johnson	3/7/2025	78,585	$1,200,000

Stephan Daoust	3/7/2025	78,585	$1,200,000

Performance Stock Units. In March 2025, as part of its annual long-term equity incentive program, the Compensation Committee granted PSUs to executive officers (including our NEOs), based on revenue and Adjusted EBITDA Dollars, in addition to RSUs, as part of the Company’s 2025 long-term incentive compensation program. The Compensation Committee revised its compensation structure to add PSUs as part of the annual long-term incentive program based on a comprehensive review of the compensation program of the Company’s executive officers in coordination with the Company’s independent compensation consultant. The use of RSUs and PSUs supports the Company’s objectives of rewarding the creation of long-term value, aligning executive and stockholder interests, recognizing potential for future performance, and encouraging employee retention.

2026 Proxy Statement	37

Executive and Director Compensation
Details on the number of PSUs awarded to Messrs. Maddock, Johnson and Daoust are set forth below:

Name	Grant Date	Revenue PSUs	Adjusted EBITDA PSUs	Total PSUs	Targeted Value

Bryce Maddock	3/7/2025	81,205	81,204	162,409	$2,480,000

Jarrod Johnson	3/7/2025	26,195	26,195	52,390	$800,000

Stephan Daoust	3/7/2025	26,195	26,195	52,390	$800,000

The PSUs will become vested based on achievement of the applicable Performance Condition with respect to the applicable Performance Period as defined below:

Performance Period

First Performance Period	January 1, 2025 to December 31, 2025

Second Performance Period	January 1, 2026 to December 31, 2026

Third Performance Period	January 1, 2027 to December 31, 2027

The number of Performance Stock Units that satisfy the applicable Performance Condition during each Performance Period will be based on the achievement of the specified Performance Condition levels set forth below:

	Level of Achievement (USD Millions)

Performance Condition	First	Second	Third

Revenue	First Performance Period

	$1,110	$1,150	$1,200

	Second Performance Period

	$1,180	$1,250	$1,300

	Third Performance Period

	$1,240	$1,325	$1,400

Adjusted EBITDA Dollars	First Performance Period

	$231	$247	$253

	Second Performance Period

	$254	$269	$279

	Third Performance Period

	$280	$292	$308

38	2026 Proxy Statement

Executive and Director Compensation
Calculation of Vested PSUs
Revenue PSUs
a.Within 90 days following the completion of each Performance Period, the Committee will determine the achievement with respect to the Revenue Performance Condition and calculate the “Cumulative Number of Revenue PSUs Earned” with respect to such Performance Period based on the table below based on the “Level of Achievement” specified above during the applicable Performance Period.
Cumulative Number of Revenue PSUs Earned

Level of Achievement	First Performance Period	Second Performance Period	Final Performance Period

Below First	0	0	0

At First	8⅓% of the total number of Revenue PSUs	16⅔% of the total number of Revenue PSUs	25% of the total number of Revenue PSUs

At Second	16⅔% of the total number of Revenue PSUs	33⅓% of the total number of Revenue PSUs	50% of the total number of Revenue PSUs

At Third	33⅓% of the total number of Revenue PSUs	66⅔% of the total number of Revenue PSUs	100% of the total number of Revenue PSUs

Above Third	33⅓% of the total number of Revenue PSUs	66⅔% of the total number of Revenue PSUs	100% of the total number of Revenue PSUs

b.With respect to the Second Performance Period and the Final Performance Period, the number of Revenue PSUs earned with respect to such Performance Period (if any) will be the “Cumulative Number of Revenue PSUs Earned” determined by the Committee based on the table above based on the “Level of Achievement” specified above during such Performance Period less the number of any Revenue PSUs earned with respect to any prior Performance Period; provided, that the number of Revenue PSUs earned with respect to any Performance Period will not be less than zero.
c.In the event that actual performance in respect of the applicable Performance Period does not meet the “First” level of achievement with respect to the Performance Condition as set forth in the table above, the “Cumulative Number of Revenue PSUs Earned” for such Performance Period will be zero; provided, that, in such event, the participant will not be required to forfeit any Performance Stock Units previously earned with respect to any prior Performance Period.
d.In order to earn 100% of the target number Cumulative Revenue PSUs, our Revenue performance must equal or exceed the Third Level of Achievement for the Third Performance Period, and there is no ability to earn greater than the target number of Cumulative Revenue PSUs.
e.Any Revenue PSUs which do not become vested based on actual performance during the applicable Performance Period will be forfeited for no consideration therefor as of the Determination Date (as defined below) in respect of the Final Performance Period.
f.If the actual performance with respect to the Revenue Performance Condition determined by the Committee is between (i) the “First” and “Second” levels of achievement or (ii) the “Second” and “Third” levels of achievement, then the “Cumulative Number of Revenue PSUs Earned” will be determined based on the lower Level of Achievement actually achieved rather than applying interpolation between the two levels.

2026 Proxy Statement	39

Executive and Director Compensation
Adjusted EBITDA PSUs
a.Within 90 days following the completion of each Performance Period, the Committee will determine the achievement with respect to the Adjusted EBITDA Performance Condition and calculate the “Number of Adjusted EBITDA PSUs Earned” with respect to such Performance Period based on the table below based on the “Level of Achievement” specified above during the applicable Performance Period.
Number of Adjusted EBITDA PSUs Earned

Level of Achievement	First Performance Period	Second Performance Period	Final Performance Period

Below First	0	0	0

At First	8⅓% of the total number of Adjusted EBITDA PSUs	8⅓% of the total number of Adjusted EBITDA PSUs	8⅓% of the total number of Adjusted EBITDA PSUs

At Second	16⅔% of the total number of Adjusted EBITDA PSUs	16⅔% of the total number of Adjusted EBITDA PSUs	16⅔% of the total number of Adjusted EBITDA PSUs

At Third	33⅓% of the total number of Adjusted EBITDA PSUs	33⅓% of the total number of Adjusted EBITDA PSUs	33⅓% of the total number of Adjusted EBITDA PSUs

Above Third	33⅓% of the total number of Adjusted EBITDA PSUs	33⅓% of the total number of Adjusted EBITDA PSUs	33⅓% of the total number of Adjusted EBITDA PSUs

b.In order to earn 100% of the target number Adjusted EBITDA PSUs, our Adjusted EBITDA performance must equal or exceed the Third Level of Achievement for all three performance periods, and there is no ability to earn greater than the target number of Adjusted EBITDA PSUs.
c.Any Adjusted EBITDA PSUs which do not become vested based on actual performance during any Performance Period will be forfeited for no consideration therefor as of the Determination Date in respect of each Performance Period.
d.If the actual performance with respect to the Adjusted EBITDA Performance Condition determined by the Committee is between (i) the “First” and “Second” levels of achievement or (ii) the “Second” and “Third” levels of achievement, then the “Number of Adjusted EBITDA PSUs Earned” will be determined based on the lower Level of Achievement actually achieved rather than applying interpolation between the two levels.
General Vesting Terms for Performance Stock Units
The applicable Performance Condition will not be achieved and no Adjusted EBITDA PSUs or Revenue PSUs will be vested in respect of the applicable Performance Period until the Committee certifies in writing the extent to which the Performance Condition has been met (which certification will be made within 90 days following the completion of the applicable Performance Period) (each such date, the “Determination Date”). All determinations with respect to whether and the extent to which the applicable Performance Condition has been achieved will be made by the Committee, in its discretion, acting reasonably and in good faith based on the mathematically determined level of achievement.
Provided that the participant has not undergone a termination, any Adjusted EBITDA PSUs and/or Revenue PSUs that become earned Performance Stock Units in accordance with the above will become vested on the last day of the applicable Performance Period.

40	2026 Proxy Statement

Executive and Director Compensation
Notwithstanding the foregoing, in the event of a Change in Control prior to the participant’s termination, with respect to any Performance Period that has been completed as of such Change in Control but the applicable Determination Date has not yet occurred in respect of such completed Performance Period, then the Committee will determine the “Number of Adjusted EBITDA PSUs Earned” and the “Cumulative Number of Revenue PSUs Earned” with respect to the applicable Performance Period based on the level of achievement specified above based on actual performance for the applicable Performance Period and vest as of the date of the Change in Control.
Further, following a Change in Control, in the event of the participant's (i) termination without "cause", (ii) resignation for "good reason", or (iii) termination due to the death or disability (a "Qualifying Termination"), the participant will remain eligible to earn PSUs based on actual performance during the applicable Performance Period in which the Qualifying Termination occurs, and will vest and settle in the same manner as if no Qualifying Termination had occurred.
Retirement and Other Benefits
Our named executive officers are eligible to receive the same benefits we provide, and to participate in all plans we offer, to other full-time employees, including health and dental insurance, group term life insurance, short- and long-term disability insurance, other health and welfare benefits, our 401(k) Savings Plan and other voluntary benefits. For 2025, we provided matching contributions under our 401(k) Savings Plan equal to 100% of employee contributions up to 3% of the participant’s eligible compensation, plus 50% of the next 2% of the participant’s contributed eligible compensation.
Limited Perquisites
Executive perquisites are not part of our general compensation philosophy; however, we provide limited perquisites and personal benefits that are not generally available to all employees when necessary to attract and retain top talent.

2026 Proxy Statement	41

Executive and Director Compensation
Outstanding Equity Awards as of December 31, 2025
The following table sets forth outstanding unvested equity awards held by our named executive officers as of December 31, 2025.

	Option Awards				Stock Awards

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Bryce Maddock	551,177	—	23.00	6/10/31			186,667(6)	2,200,804

	174,787	90,043(2)	18.13	3/6/33			162,409(7)	1,914,802

					31,515(3)	371,562

					188,202(4)	2,218,902

					243,614(5)	2,872,209

Jarrod Johnson	232,250	—	30.14	8/5/31			52,390(7)	617,678

	61,425	31,644(2)	18.13	3/6/33

					11,076(3)	130,586

					57,536(4)	678,349

					78,585(5)	926,517

Stephan Daoust	208,696	—	23.00	6/10/31			52,390(7)	617,678

	49,938	25,727(2)	18.13	3/6/33

					9,005(3)	106,169

					57,536(4)	678,349

					78,585(5)	926,517

(1)The market value in this column is based on the closing price of $11.79 per share as of December 31, 2025, the last trading day of 2025, for our Class A Common Stock as listed on The Nasdaq Stock Market.
(2)These options vest on March 6, 2026.
(3)These RSUs vest on March 6, 2026.
(4)These RSUs vest annually as follows: 33% on March 15, 2026 and 34% on March 15, 2027.
(5)These RSUs vest annually as follows: 33% on March 7, 2026, 33% on March 7, 2027 and 34% on March 7, 2028.
(6)These PSUs vest based on the achievement of specified Stock Price CAGR levels pursuant to the Performance Stock Unit Agreement entered into with Mr. Maddock in 2024. Under the 2024 Performance Stock Unit Agreement, PSUs vest based on Stock Price CAGR levels (with Mr. Maddock eligible to earn 10% - 30% of the target number of PSUs granted thereunder, depending on the level of achievement attained) under three performance periods, each of which begins on the date of grant and ends on the first, second and third anniversary of the date of grant, respectively, and, in each case, subject to Mr. Maddock’s continued employment through the last day of the applicable performance period.
(7)These PSUs vest based on Revenue and Adjusted EBITDA achievement over a three-year performance period. The number that would be received upon vesting, if any, may range from 0% to 100% of the number shown.

42	2026 Proxy Statement

Executive and Director Compensation
Employment Agreements, Termination and Change in Control Provisions
Employment and Severance Arrangements
Our wholly-owned subsidiary, TaskUs Holdings, Inc. ("TaskUs Holdings") has entered into an Employment Agreement with Mr. Maddock pursuant to which Mr. Maddock serves as our Chief Executive Officer. In connection with our IPO, this agreement was assigned to, and assumed by, the Company with all determinations to be made by the board of directors of TaskUs Holdings thereunder to be made by our board of directors. The agreement is effective through the date on which the executive’s employment terminates, which termination may be made by either us or the executive at any time, with or without notice, for any reason whatsoever. Pursuant to this agreement, each year, our board of directors will determine in good faith (i) an annual base salary increase and (ii) an annual performance bonus plan, in each case, in line with market compensation packages for executives of companies equivalent to us. Under this agreement, such annual performance bonus plan will be tied to a balanced scorecard that represents our and our subsidiaries’ overall performance, and in order for the executive to receive a bonus under such plan, he must be employed through the end of the applicable fiscal year. From 2021 through 2025, Mr. Maddock elected not to participate in the annual performance bonus plan. This agreement prohibits Mr. Maddock from competing with our business while employed by the Company and from soliciting our employees during his employment and for two years following the termination of his employment. We do not have any severance arrangements with Mr. Maddock.
TaskUs Holdings entered into an Employment Agreement with Mr. Johnson on August 5, 2021 (the “Johnson Employment Agreement”) pursuant to which Mr. Johnson serves as our Chief Customer Officer. The Johnson Employment Agreement is effective from July 22, 2021 through July 1, 2025, after which it will automatically be extended for successive one-year terms, until terminated, which termination may be made by either us or Mr. Johnson. Pursuant to the Johnson Employment Agreement, Mr. Johnson is entitled to receive an annual base salary of $350,000, which the Compensation Committee increased to $400,000 effective in February 2024, and is eligible to receive an annual incentive bonus, subject to the terms of the annual bonus plan under which it is granted. Under the Johnson Employment Agreement, Mr. Johnson received certain long-term equity incentive awards under our 2021 Omnibus Incentive Plan, as described under “—Long-Term Equity Incentives” above. The Johnson Employment Agreement prohibits Mr. Johnson from competing with our business during employment and for one year following the termination of his employment for any reason. The Johnson Employment Agreement further prohibits Mr. Johnson from soliciting our employees or clients during employment and for two years following the termination of his employment for any reason. Mr. Johnson is also party to a confidential information and invention assignment agreement that contains a perpetual confidentiality covenant and an intellectual property assignment provision in favor of TaskUs Holdings. The Johnson Employment Agreement also contains severance provisions. In the event that Mr. Johnson’s employment is terminated by us without “cause,” or Mr. Johnson resigns from employment with “good reason,” in each case as defined in the Johnson Employment Agreement, subject to his execution of an effective release of claims in favor of the Company, he is entitled to receive separation pay in an amount equal to the sum of his annual base salary and target annual bonus for the year in which such termination of employment occurs.

2026 Proxy Statement	43

Executive and Director Compensation
Mr. Daoust is not party to an employment agreement; however under his offer letter, he is entitled to a cash payment equal to six months of his base salary in the event that his employment is terminated without cause. Such severance is subject to execution of a separation and release agreement. Additionally, Mr. Daoust's offer letter provides indemnification by the Company in the event of an action by a former employer for Mr. Daoust's breach of a restrictive covenant or related claim, and a separation payment of up to a maximum of 12 months of Mr. Daoust's base salary if his employment is made impossible due to interference by his prior employer.
Treatment of Equity Awards in Connection with a Termination or Change in Control
The PSUs granted to Mr. Maddock in 2024 are subject to the following vesting acceleration terms:
•In the event of a “Qualifying Change in Control” (defined as a “Change in Control” (as defined in 2021 Omnibus Incentive Plan) following which the Company’s common stock is no longer listed for trading on NASDAQ or another U.S. national securities trading exchange) prior to the termination of Mr. Maddock’s employment:
◦The “Cumulative Number of PSUs Earned” as of the date of the Qualifying Change in Control will be determined based on the actual price paid per share of the Company’s common stock in connection with such Qualifying Change in Control, as follows:
▪If the Change in Control is consummated prior to the second anniversary of the date of grant, the number of PSUs that will vest will be determined based on the highest level of achievement with respect to the Stock Price CAGR performance targets (with Stock Price CAGR calculated considering n=2); provided, that the number of PSUs that will vest will be based on the “Cumulative Number of PSUs Earned” in the table above for the level of achievement with respect to the final performance period; and
▪If the Change in Control is consummated prior to the third anniversary of the date of grant, the number of PSUs that will vest will be determined based on the highest level of achievement with respect to the Stock Price CAGR performance targets (with Stock Price CAGR calculated considering n=3).
Notwithstanding the foregoing, any PSUs that vest in connection with a Qualifying Change in Control will not be settled until the earliest of (i) the first anniversary of the consummation of such Qualifying Change in Control, subject to Mr. Maddock’s continued employment with the Company through such date, (ii) the last day of the next performance period that would have ended following such Qualifying Change in Control, and (iii) the date of the termination of Mr. Maddock’s employment by the Company without “cause,” by Mr. Maddock for “good reason” or due to Mr. Maddock’s death or disability (a “Qualifying Termination”); provided, that, upon the termination of Mr. Maddock’s employment (other than a Qualifying Termination) prior to the first anniversary of the consummation of such Qualifying Change in Control, at the election of the Board by written notice to Mr. Maddock within 15 days following such termination, Mr. Maddock will be required to forfeit to the Company, for no consideration therefor, any PSUs that are settled pursuant to clause (ii) above (or, as applicable, will repay to the Company all proceeds received in respect of any such PSUs).
For a description of the treatment of the RSUs and PSUs granted to Messrs. Maddock, Johnson and Daoust in 2025 in the event of a termination or change in control, see “Narrative Disclosure to Summary Compensation Table—Long Term Equity Incentive Compensation” above.

44	2026 Proxy Statement

Executive and Director Compensation
Director Compensation
The Compensation Committee reviews and recommends non-employee director compensation to the board for approval. Annual compensation for non-employee directors consists of cash and equity-based compensation as follows.

	Pay Element	Annual Amount ($)(1)

Director Compensation	Annual Board Retainer	60,000

	Annual Equity Retainer(2)	180,000

	At-initial election Equity Grant(3)	250,000

Lead Independent Director (LID) Compensation	Annual LID Retainer	30,000

Committee Chair Compensation	Annual Audit Chair Retainer	20,000

	Annual Compensation Chair Retainer	15,000

	Annual N&ESG Chair Retainer	10,000

Committee Member Compensation	Annual Audit Member Retainer	10,000

	Annual Compensation Member Retainer	7,500

	Annual N&ESG Member Retainer	5,000

(1)Amounts are prorated for Directors who join after the start of the fiscal year, with the exception of the at-initial election equity grant.
(2)Annual equity retainer is granted in the form of RSUs, with the value above corresponding to approximate value on the grant date, and vests on the earlier of the first anniversary of the grant date or the next annual meeting of stockholders.
(3)At-initial election equity grant is granted in the form of RSUs and vests annually over three years.

The following table summarizes all compensation awarded to, earned by, or paid to each of our non-employee directors during 2025. Messrs. Dixit and Mehta do not receive any compensation for their services on our board. Our executive directors, Messrs. Maddock and Weir, are not separately compensated for their service on our board and Mr. Maddock's compensation is reported in the Summary Compensation table for NEOs.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Amit Dixit	-	-	-

Susir Kumar	78,983	210,473(3)	289,456

Mukesh Mehta	-	-	-

Jacqueline Reses	175,000(2)	210,473(4)	385,473

Kelly Tuminelli	182,763(2)	210,473(3)	393,236

Michelle Gonzalez	177,500(2)	210,473(3)	387,973

Jill Greenthal	110,721	210,473(3)	321,194

2026 Proxy Statement	45

Executive and Director Compensation
(1)This column reflects the grant date fair value of RSUs granted in 2025 as computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. Such value is based on the closing price per share of Class A common stock on the date of grant and the number of units granted. The grant date fair value may differ from the annual equity retainer and at-initial election equity retainer amounts reflected in the table above because the number of units granted is calculated using the 30 trading day average price.
(2)Includes $100,000 in consideration for service on the Special Committee in connection with the Take-Private Transaction.
(3)As of December 31, 2025, Mr. Kumar, Ms. Gonzalez, Ms. Greenthal and Ms. Tuminelli each held 12,491 unvested RSUs that were granted on May 22, 2025 and will vest on May 22, 2026.
(4)As of December 31, 2025, Ms. Reses held: (A) 214,089 exercisable stock options; and (B) 12,491 unvested RSUs that were granted on May 22, 2025 and will vest on May 22, 2026.
Equity Compensation Plan Information
The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)(4)

Equity compensation plans approved by security holders	7,806,865	$22.19	11,154,841

Equity compensation plans not approved by security holders	—	—	—

(1)Includes 519,129 shares subject to outstanding options under our 2019 Stock Incentive Plan as well as 3,080,859 shares subject to outstanding options, 3,570,679 unvested RSUs and 636,198 unvested PSUs under our 2021 Omnibus Incentive Plan. PSUs are, for purposes of this column, assumed to be payable at 100% of target. Following our IPO, no additional awards have been or will be granted under the 2019 Stock Incentive Plan.
(2)Weighted-average exercise price calculation excludes outstanding RSUs and PSUs, which do not have an exercise price.
(3)Consists of 6,154,841 shares available under the 2021 Omnibus Incentive Plan and 5,000,000 shares available under our 2022 Employee Stock Purchase Plan. No shares have been issued under the 2022 Employee Stock Purchase Plan.
(4)The 2021 Omnibus Incentive Plan allows for future grants of securities. The maximum number of shares that may be granted under the 2021 Omnibus Incentive Plan is 12,160,929 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” (as defined in the 2021 Omnibus Incentive Plan) will be automatically increased on the first day of each fiscal year, commencing on January 1, 2022 and ending on January 1, 2030, in an amount equal to the least of (a) 6,080,465 shares, (b) 5% of the total number of shares of Class A common stock outstanding on the last day of the immediately preceding fiscal year, and (c) a lower number of shares of Class A common stock as determined by the board of directors. Notwithstanding the foregoing, in addition to the Absolute Share Limit, an additional number of shares of Class A common stock not to exceed 6,614,122 may be issued in respect of certain awards made to the Co-Founders on the effective date of the 2021 Omnibus Incentive Plan, which amount will not be counted against the Absolute Share Limit.

46	2026 Proxy Statement

Independent Registered
Public Accounting Firm
Principal Accountant Fees and Services
The following is a summary of KPMG LLP’s fees for professional services rendered to us for the fiscal years ended December 31, 2025 and December 31, 2024.

(in thousands)	2025 ($)	2024 ($)

Audit Fees(1)	1,285	1,478

Audit Related Fees	—	—

Tax Fees(2)	1,015	995

All Other Fees	—	—

Total	2,300	2,473

(1)Audit fees consisted of fees for the audits of our consolidated financial statements included in our Annual Report on Form 10-K and reviews of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits of our subsidiaries, comfort letters and consents.
(2)Tax fees consisted of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax, assistance with tax audits and transaction diligence.
Pre-Approval of Audit and Non-Audit Services Policy
Pursuant to its charter, the Audit Committee may delegate authority to one or more independent members to grant pre-approvals of audit and permitted non-audit services. Unless otherwise provided by the Audit Committee, the Chairperson of the Audit Committee is authorized to pre-approve audit and permitted non-audit services as necessary. Any pre-approvals made by the Chairperson or such other member of the Audit Committee to whom such authority has been delegated shall be presented to the full Audit Committee at its next scheduled meeting. Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenue paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the board to whom authority to grant such approvals has been delegated by the Audit Committee.
All of the services and fees identified in the table above were approved in accordance with SEC and Public Company Accounting Oversight Board requirements and pursuant to the pre-approval policy described in this paragraph.

2026 Proxy Statement	47

Audit Committee Report*
The Audit Committee has reviewed and discussed our audited financial statements with management and KPMG LLP, and has discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from KPMG LLP, as required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Based upon such review and discussion, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Audit Committee of the Board of Directors,
Kelly Tuminelli, Chair
Michelle Gonzalez
Jill Greenthal

*This report of the Audit Committee is required by the SEC rules and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

48	2026 Proxy Statement

Proposal Two:
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. In accordance with its charter, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, audit plan, fees and independence at least annually, and took into consideration these factors in its selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.
KPMG LLP has served as the Company’s independent registered public accounting firm since 2015. The members of the Audit Committee and our board of directors believe that the continued retention of KPMG LLP is in the best interests of the Company and its stockholders. Our board of directors and Audit Committee value the opinions of our stockholders and consider the selection of such firm to be an important matter of stockholder concern. The selection of KPMG LLP is accordingly being submitted for ratification of stockholders as a matter of good corporate practice. If the stockholders fail to ratify this selection, our board of directors and Audit Committee will consider the outcome of the vote in determining whether to retain this firm for the fiscal year ending December 31, 2026. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 2. Abstentions will have the same effect as a vote “Against” Proposal 2. There are no broker non-votes with respect to Proposal 2 as brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.
One or more representatives of KPMG LLP are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

FOR
OUR BOARD, UPON RECOMMENDATION OF OUR AUDIT COMMITTEE, UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

2026 Proxy Statement	49

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish with us copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, filed by such reporting persons and/ or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2025, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities under the Exchange Act were met in a timely manner, except for one late Form 5 for Jarrod Johnson with respect to a gift of shares of Class A common stock received on November 16, 2023 and a late Form 4 in respect of the sale of such shares on August 18, 2025.

50	2026 Proxy Statement

Certain Relationships and Related Person Transactions
Procedures for Review, Approval and Ratification of Related Person Transactions
Our board of directors has adopted a written policy regarding the review, approval, ratification or disapproval by our Audit Committee (or other approving body, provided that such approving body is comprised of a majority of disinterested and independent members of the board or any committee) of transactions between us or any of our subsidiaries and any related person (defined in the policy to have the meaning given to such term in Item 404(a) of Regulation S-K and includes our executive officers, directors or director nominees, any stockholder known to the Company to beneficially own in excess of 5% of any class of our voting securities at the time of occurrence or existence of the related person transaction and any immediate family member of any of the foregoing persons) in which the amount involved exceeds $120,000 and in which one or more of such related persons has a direct or indirect interest. In approving, ratifying or disapproving any such transaction, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee.
Our related person transactions policy also contains a standing approval for certain transactions related to Blackstone, including, without limitation: (i) transactions in which Blackstone may have a direct or indirect material interest entered into or in effect at the time of our IPO; (ii) transactions involving our securities in which Blackstone serves as an underwriter, placement agent, initial purchaser, financial advisor or in a similar capacity, and the fees and commissions received by Blackstone for such services are no greater (on a per security basis) than those received by other underwriters, placement agents, initial purchasers, financial advisors or persons performing in a similar capacity in the transaction or that would be received by an unaffiliated third party; and (iii) the purchase or sale of products or services in the ordinary course of our business involving Blackstone or its affiliates, provided that (x) the aggregate amount involved in any such purchase or sale is expected to be less than $5.0 million per year, (y) such products or services are of a type that are generally made available to other customers by Blackstone or us, as applicable and (z) the appropriate officers of the Company reasonably believe that such transaction is an arm’s length transaction.
Related Person Transactions
Stockholders Agreement
In connection with our IPO, we entered into a Stockholders Agreement with our Sponsor and the Founder Groups granting them certain board designation, approval and other rights. See "Corporate Governance and Board Matters—Status as a Controlled Company" and "Beneficial Ownership of Securities" for information regarding our Sponsor and the Founder Groups.

2026 Proxy Statement	51

Certain Relationships and Related Person Transactions
Board Nomination Rights
The Stockholders Agreement gives our Sponsor and the Founder Groups the right to designate a certain number of nominees for election to our board of directors so long as each Founder Group and our Sponsor do not sell below, or beneficially owns (directly or indirectly), as applicable, a specified percentage of the total voting power of our common stock. For additional information, please see “Corporate Governance and Board Matters—Composition of the Board of Directors” above.
Approval Rights
The Stockholders Agreement also provides that for so long as our Sponsor and its affiliates and our Co-Founders and their affiliates, respectively, own at least 5% of the shares of our common stock entitled to vote generally in the election of our directors and are entitled to designate at least one director pursuant to the Stockholders Agreement (or such earlier date that the Sponsor or our Co-Founders request their respective approval rights to be terminated), our Sponsor and at least one of our Co-Founders must approve in advance certain of our actions, including each of the following: (i) any transaction involving us on the one hand and our Sponsor and its affiliates, or one of our Co-Founders and his affiliates, on the other hand, other than (x) certain rescue financing transactions and (y) transactions or agreements on arms’-length terms with portfolio companies of our Sponsor; (ii) any issuances of equity securities (and securities convertible into, or exchangeable or exercisable for our equity securities), other than (x) in connection with public offerings, (y) certain equity incentive plans and (z) mergers, consolidations or similar extraordinary transactions; (iii) any declaration or payment of dividends other than those that are paid pro rata to holders of our common stock; (iv) entry into any bankruptcy, liquidation, dissolution or winding-up of our Company, other than in connection with a sale transaction that is structured as a sale of all or substantially all of our assets; and (v) any amendment or modification or waiver of our certificate of incorporation or bylaws that adversely affects the rights of Sponsor or our Co-Founders as compared to other holders of our common stock.
Other Provisions
The Stockholders Agreement also requires us to cooperate with our Sponsor in connection with certain future pledges, hypothecations, grants of security interest in or transfers (including to third-party investors) of any or all of the shares of our common stock held by our Sponsor, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit. The agreement will also permit our Sponsor to assign its rights and obligations under the Stockholders Agreement, in whole or in part, without our prior written consent.
Registration Rights Agreement
In connection with our IPO, we entered into a registration rights agreement with our Sponsor and our Co-Founders, which provides for customary “demand” registrations and “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

52	2026 Proxy Statement

Certain Relationships and Related Person Transactions
Support and Services Agreement
The Company was formed by investment funds affiliated with Blackstone as a vehicle for the acquisition of TaskUs Holdings on October 1, 2018 (the “Blackstone Acquisition”). In connection with the closing of the Blackstone Acquisition, TaskUs and TaskUs Holdings entered into a support and services agreement (the “Support and Services Agreement”) with Blackstone Capital Partners VII L.P. and Blackstone Capital Partners Asia L.P. and Blackstone Management Partners L.L.C. (“BMP”), an affiliate of Blackstone. Under the Support and Services Agreement, we reimburse BMP and its affiliates for expenses related to support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s portfolio companies, as well as healthcare-related services provided by Blackstone’s Equity Healthcare group and Blackstone’s group purchasing program. The Support and Services Agreement also requires us to, among other things, make certain information, including tax-related information, books and records of TaskUs and its subsidiaries, and access to officers, directors and auditors, available to Blackstone and to indemnify BMP and its affiliates against certain claims. During the years ended December 31, 2025 and 2024, there were no transactions pursuant to the Support and Services Agreement that are required to be disclosed.
Indemnification Agreements
We are party to indemnification agreements with our Co-Founders and our other directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Certain Other Commercial Transactions
Our Sponsor and its affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services. None of these transactions or arrangements individually has been or is expected to be material to us or the Sponsor. From time to time, the Company does business with a number of other companies affiliated with Blackstone, which cannot be presumed to be carried out at an arm’s-length basis. During the year ended December 31, 2025, we made payments of $0.6 million for products and services we received from entities in which our Sponsor had an interest. During the year ended December 31, 2025, we recognized revenue of $12.7 million for services we provided to entities in which our Sponsor had an interest.
Additionally, in connection with the Company's debt refinancing transaction, which closed on March 11, 2026, including the placement of (i) a senior secured first lien revolving credit facility of $100.0 million and (ii) a senior secured first lien term facility of $500.0 million, the Company paid Blackstone Securities Partners, L.P., an affiliate of Blackstone, a fee of $1.0 million and agreed to certain indemnification undertakings, as compensation for the provision of certain financial intermediary and advisory services.

2026 Proxy Statement	53

Beneficial Ownership
of Securities
The following table sets forth information as of March 1, 2026 (or as of the date otherwise indicated below) regarding beneficial ownership by:
•each person known to us to beneficially own more than 5% of any class of our outstanding common stock;
•our directors and director nominees;
•each of our named executive officers (as listed in the Summary Compensation Table above); and
•all of our directors and executive officers as a group.
The number of shares beneficially owned by each entity or individual is determined under the SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting or investment power and also any shares that the entity or individual has the right to acquire as of April 30, 2026 (60 days after March 1, 2026) through the exercise of any stock options, through the vesting of RSUs into shares, or upon the exercise of other rights. Unless otherwise indicated, each person has sole voting and investment power (or shares such power with his or her spouse, as applicable) with respect to the shares set forth in the following table.
The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership set forth below is computed on the basis of 35,528,558 shares of our Class A common stock and 55,032,694 shares of our Class B common stock issued and outstanding as of March 1, 2026, and assumes no exchange of Class B common stock for Class A common stock. Each share of Class B common stock is convertible at any time into one share of Class A common stock. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132.

54	2026 Proxy Statement

Beneficial Ownership of Securities

	Shares Beneficially Owned

	Class A Common Stock		Class B Common Stock		Total voting power (1)
Name of Beneficial Owner	Number	%	Number	%	%

Principal Stockholders:

Our Sponsor(2)	10,094,674	28.4%	37,035,806	67.3%	64.9%

Think Investments LP(3)	3,734,665	10.5%	—	—%	*

Directors and Named Executive Officers:

Bryce Maddock(4)	4,596,013	12.6%	8,998,444	16.4%	16.1%

Jaspar Weir(5)	4,138,880	11.4%	8,998,444	16.4%	16.0%

Amit Dalmia	—	—%	—	—%	—%

Amit Dixit	—	—%	—	—%	—%

Jill Greenthal	43,091	*	—	—%	*

Michelle Gonzalez	43,091	*	—	—%	*

Susir Kumar	34,548	*	—	—%	*

Mukesh Mehta	—	—%	—	—%	—%

Jacqueline Reses(6)	248,637	*	—	—%	*

Kelly Tuminelli	43,707	*	—	—%	*

Jarrod Johnson(7)	405,802	1.1%	—	—%	*

Stephan Daoust(8)	403,215	1.1%	—	—%	*

Directors and executive officers as a group (14 persons)(9)	10,905,647	28.0%	17,996,888	32.7%	32.4%

*Represents less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Percentages may not add exactly due to rounding.
(2)Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2022 and a Form 4 filed with the SEC on May 23, 2025. Reflects securities held directly by BCP FC Aggregator L.P. The general partner of BCP FC Aggregator L.P. is BCP VII/BCP Asia Holdings Manager (Cayman) L.L.C. The managing members of BCP VII/BCP Asia Holdings Manager (Cayman) L.L.C. are Blackstone Management Associates Asia L.P. and Blackstone Management Associates (Cayman) VII L.P. The general partners of Blackstone Management Associates Asia L.P. are BMA Asia L.L.C. and BMA Asia Ltd. The general partners of Blackstone Management Associates (Cayman) VII L.P. are BCP VII GP L.L.C. and Blackstone LR Associates (Cayman) VII Ltd. Blackstone Holdings III L.P. is the managing member of BMA Asia L.L.C., the sole member of BCP VII GP L.L.C., and the controlling stockholder of BMA Asia Ltd. and the Class A stockholder of Blackstone LR Associates (Cayman) VII Ltd. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone Inc. is the sole member of Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman may be deemed to beneficially own the securities beneficially owned by BCP FC Aggregator L.P., but each (other than BCP FC Aggregator L.P.) disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

2026 Proxy Statement	55

Beneficial Ownership of Securities
(3)Based solely on information contained in a Schedule 13G/A filed with the SEC on October 15, 2025, which was jointly filed with Think India Opportunities Master Fund LP (collectively, the “Think Reporters”). Think Investments LP reported shared voting and dispositive power over 3,734,665 shares and Think India Opportunities Master Fund LP reported shared voting and dispositive power over 3,157,150 shares. Think Investments LP is the investment adviser of one or more investment partnerships or pooled investment vehicles that beneficially hold the Class A Common Stock. Think Investments LP has been granted the authority to dispose of and vote such shares. The investment partnerships have the right to receive (or the power to direct the receipt of) dividends received in connection with ownership of the class A Common Stock, and the proceeds from the sale of the Class A Common Stock. The address of the business office of the Think Reporters is One Letterman Drive, Building C, Suite CM-420, San Francisco, CA 94129.
(4)Reflects the following shares of Class A common stock: (i) 1,193,789 shares held by The Maddock 2015 Irrevocable Trust, (ii) 1,118,321 shares held by The Bryce Maddock Family Trust, (iii) 140,553 shares held by The Maddock 2015 Exempt Irrevocable Trust, (iv) 1,095,672 shares held by Mr. Maddock, and (v) 1,047,678 shares underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2026, time-based RSUs vesting within 60 days of March 1, 2026, and RSUs subject to performance conditions certified within 60 days of March 1, 2026. Reflects the following shares of Class B common stock: (i) 4,379,831 shares held by The Maddock 2015 Irrevocable Trust, (ii) 4,102,946 shares held by The Bryce Maddock Family Trust, and (iii) 515,667 shares held by The Maddock 2015 Exempt Irrevocable Trust. Richard Reyes is the trustee of The Maddock 2015 Irrevocable Trust and The Maddock 2015 Exempt Irrevocable Trust. Mr. Maddock is the trustee of The Bryce Maddock Family Trust .
(5)Reflects the following shares of Class A common stock: (i) 1,204,407 shares held by The Weir 2015 Irrevocable Trust, (ii) 1,118,320 shares held by The Jaspar Weir Family Trust, (iii) 129,936 shares held by The Weir 2015 Exempt Irrevocable Trust, (iv) 998,208 shares held by Mr. Weir, and (v) 688,009 shares underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2026, time-based RSUs vesting within 60 days of March 1, 2026, and RSUs subject to performance conditions certified within 60 days of March 1, 2026. Reflects the following shares of Class B common stock: (i) 4,418,783 shares held by The Weir 2015 Irrevocable Trust, (ii) 4,102,947 shares held by The Jaspar Weir Family Trust, (iii) 476,714 shares held by The Weir 2015 Exempt Irrevocable Trust. Grant L. Miller is the trustee of The Weir 2015 Irrevocable Trust and The Weir 2015 Exempt Irrevocable Trust. Mr. Weir is the trustee of The Jaspar Weir Family Trust.
(6)Reflects the following shares of Class A common stock: (i) 34,548 shares held by Ms. Reses, and (ii) 214,089 shares underlying options that are currently exercisable.
(7)Reflects the following shares of Class A common stock: (i) 6,406 shares held by Mr. Johnson, and (ii) 399,396 shares underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2026, time-based RSUs vesting within 60 days of March 1, 2026, and RSUs subject to performance conditions certified within 60 days of March 1, 2026.
(8)Reflects the following shares of Class A common stock: (i) 46,848 shares held by Mr. Daoust, and (ii) 356,367 shares underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2026, time-based RSUs vesting within 60 days of March 1, 2026, and RSUs subject to performance conditions certified within 60 days of March 1, 2026.
(9)Reflects (i) 7,520,162 shares of Class A common stock, (ii) 3,385,485 shares of Class A common stock underlying options that are currently exercisable or will be exercisable within 60 days of March 1, 2026, time-based RSUs vesting within 60 days of March 1, 2026, and RSUs subject to performance conditions certified within 60 days of March 1, 2026, and (iii) 17,996,888 shares of Class B common stock.

56	2026 Proxy Statement

Questions and Answers
About the Annual Meeting
This proxy statement is being provided to you in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting to be held on Thursday, May 21, 2026 at 7:30 a.m. Central Time, or at any adjournment or postponement thereof.
1.Where is the Annual Meeting being held?
Our board of directors has determined that the Annual Meeting should be held online via live audio webcast at www.virtualshareholdermeeting.com/TASK2026 in order to permit stockholders from any location with access to the Internet to participate.
2.What proposals will be addressed at the Annual Meeting?
Stockholders will be asked to consider the following proposals at the Annual Meeting:
PROPOSAL 1: To elect the three director nominees named in this proxy statement as Class II directors of the Company, each to serve for a three-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification; and
PROPOSAL 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Additionally, stockholders are entitled to vote on such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof. We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those included in these proxy materials. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.
3.Who can vote at the Annual Meeting?
Stockholders of record as of the close of business on March 27, 2026, the Record Date, are entitled to participate in and vote at the Annual Meeting. Pursuant to our certificate of incorporation, holders of our (i) Class A common stock are entitled to one vote per share on all matters submitted to a vote of stockholders; and (ii) Class B common stock are entitled to ten votes per share on all matters submitted to a vote of stockholders. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
As of the Record Date, there were 36,514,165 shares of our Class A common stock and 55,032,694 shares of our Class B common stock issued and outstanding. Pursuant to our certificate of incorporation, holders of Class A and Class B common stock are not entitled to cumulative voting.

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Questions and Answers About the Annual Meeting
4.What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
•Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”
5.How can I attend, participate in and vote at the Annual Meeting online?
To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/TASK2026, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website.
If your shares are held in street name and your Notice or voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
The Annual Meeting will begin at 7:30 a.m. Central Time on Thursday, May 21, 2026. Online check-in will begin at approximately 7:15 a.m. Central Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page for assistance.
The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. To ensure such an experience, stockholders may submit questions during the Annual Meeting on the Annual Meeting website and we will endeavor to answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized and answered, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.

58	2026 Proxy Statement

Questions and Answers About the Annual Meeting
Additionally, we will have technicians ready to assist you with any technical difficulties you may have in accessing the live webcast. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the Annual Meeting. The virtual meeting platform is fully supported across browsers (Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Annual Meeting.
Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
6.How does the board of directors recommend that I vote?
Our board of directors unanimously recommends that stockholders vote “FOR” each nominee for director named in Proposal 1, and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).
7.How many votes must be present to hold the Annual Meeting?
In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the voting power of the stock outstanding and entitled to vote at the Annual Meeting, must be present or represented by proxy. Abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting.
8.What is a proxy card?
The proxy card enables you to appoint Bryce Maddock and Claudia Walsh as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing such persons to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the date of the Annual Meeting in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

2026 Proxy Statement	59

Questions and Answers About the Annual Meeting
9.Will my shares be voted if I do not provide my proxy?
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
If your shares are held in the name of a broker and you do not provide a proxy, your shares may be voted under certain circumstances. Brokers generally have the authority to vote shares not voted by customers on certain “routine” matters, but are not required to do so and may elect not to vote on any of the proposals unless you provide voting instructions. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. Abstentions occur when you provide voting instructions but instruct the broker to abstain from voting on a particular matter instead of voting for or against the matter. In the case of broker non-votes, those shares will still be counted for purposes of determining if a quorum is present but will have no effect on the outcome of the vote on Proposal 1. There will not be any broker non-votes with respect to Proposal 2.
10.    What vote is required to elect directors (Proposal 1)?
Directors are elected by a plurality of the votes cast at the Annual Meeting. As a result, the three nominees who receive the highest number of shares voted “For” his or her election will be elected.
“Withhold” votes against a director and broker non-votes will have no direct effect on his or her election.
11.    What vote is required for Proposal 2?
Approval of Proposal 2 requires the affirmative vote of at least a majority of the voting power of the stock present or represented by proxy and entitled to vote on the subject matter, voting as a single class.
Abstentions will have the same effect as a vote “Against” Proposal 2. There will not be any broker non-votes on Proposal 2.
12.    Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your previously delivered proxy and vote again by signing and returning a new proxy card or voting instruction form with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 a written notice of revocation prior to the Annual Meeting.
Please note, however, that if your shares are held of record by a broker, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
13.    What happens if I do not indicate how to vote my proxy?
If you sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees (Proposal 1), and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2).

60	2026 Proxy Statement

Questions and Answers About the Annual Meeting
14.    Where do I find the voting results of the Annual Meeting?
The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.
15.    Who bears the cost of soliciting proxies?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

2026 Proxy Statement	61

Other Matters
Other Business
We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our board.
Submission of Stockholder Proposals for the 2027 Annual Meeting
Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2027 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company by email at IR@taskus.com or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 no later than the close of business on December 11, 2026.
Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at an Annual Meeting of Stockholders (but not for inclusion in the proxy statement). Notice of a nomination or other proposal of business must be delivered to the Company by email at IR@taskus.com or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2027 Annual Meeting of Stockholders, notice of a nomination or proposal must be delivered to us no earlier than the close of business on January 21, 2027 and no later than the close of business on February 20, 2027. Nominations and proposals also must satisfy other requirements set forth in the bylaws. In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC's universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice of our bylaws for the 2027 Annual Meeting of Stockholders, then such stockholder must provide proper written notice that sets forth the information required by Rule 14a-19 under the Exchange Act to our General Counsel and Corporate Secretary, subject to the requirements and deadlines above. Rule 14a-19 shall not extend any deadline set forth under the bylaws.
For purposes of these proposals, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Company on any calendar day, whether or not the day is a business day.

62	2026 Proxy Statement

Other Matters
Householding Information
Unless we have received contrary instructions, we may send a single copy of the Notice or this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should notify us by email at IR@taskus.com, by phone at (888) 400-8275, or in writing, c/o our General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132 to inform us of his or her request. If a broker holds the shares, the stockholder should contact such broker directly.

2026 Proxy Statement	63

Other Matters
Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are publicly available on the SEC’s website, located at http://www.sec.gov.
We will provide without charge to you, upon written or oral request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to the General Counsel and Corporate Secretary, TaskUs, Inc., 1650 Independence Drive, Suite 100, New Braunfels, Texas 78132. The Annual Report and this proxy statement are also available online at https://ir.taskus.com/financial-information/sec-filings.

64	2026 Proxy Statement

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations
We supplement results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. The Company believes these measures help illustrate underlying trends in our business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing our business and evaluating its performance. We also believe these measures help investors compare the Company’s operating performance with its results in prior periods. Our non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in the Company’s consolidated financial statements, which are prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth below.
Non-GAAP Financial Measures:
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, operational efficiency costs, the effect of foreign currency gains and losses, gains and losses on disposals of assets, certain severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

2026 Proxy Statement	65

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.
Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payments for transaction costs, operational efficiency costs and certain litigation costs, that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustment to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.
Reconciliation of GAAP and Non-GAAP Financial Measures
The following table reconciles net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the years ended December 31, 2025 and 2024:

	Year ended December 31,		Period over Period Change

(in thousands, except %)	2025	2024	($)	(%)

Net income	$102,275	$45,870	56,405	123.0%

Provision for income taxes	34,399	28,311	6,088	21.5%

Financing expenses	18,385	21,549	(3,164)	(14.7)%

Depreciation	41,164	40,223	941	2.3%

Amortization of intangible assets	19,983	19,935	48	0.2%

EBITDA	$216,206	$155,888	60,318	38.7%

Transaction costs(1)	11,899	—	11,899	100.0%

Operational efficiency costs(2)	2,383	—	2,383	100.0%

Foreign currency losses (gains)(3)	(8,029)	1,302	(9,331)	NM

Loss (gain) on disposal of assets	525	(80)	605	NM

Severance costs(4)	1,515	487	1,028	211.1%

Litigation costs(5)	—	15,423	(15,423)	(100.0)%

Stock-based compensation expense(6)	30,404	42,391	(11,987)	(28.3)%

Interest income(7)	(5,829)	(5,544)	(285)	5.1%

Adjusted EBITDA	$249,074	$209,867	39,207	18.7%

Net Income Margin(8)	8.6%	4.6%

Adjusted EBITDA Margin(8)	21.0%	21.1%

NM = not meaningful
(1) Represents non-recurring professional service fees related to the take-private transaction that have been expensed during the period.

66	2026 Proxy Statement

Glossary of Non-GAAP Financial Measures and Non-GAAP Reconciliations
(2) Represents professional service fees related to certain efforts to enhance efficiency of client delivery and operations support.
(3) Represents the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents interest earned on short-term savings, time-deposits and money market funds.
(8) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

	Year ended December 31,		Period over Period Change

(in thousands, except %)	2025	2024	($)	(%)

Net cash provided by operating activities	$137,215	$138,888	(1,673)	(1.2)%

Purchase of property and equipment	(63,500)	(39,104)	(24,396)	62.4%

Free Cash Flow	$73,715	$99,784	(26,069)	(26.1)%

Payment for transaction costs	6,046	—	6,046	100.0%

Payment for litigation costs	7,850	7,573	277	3.7%

Payment for operational efficiency costs	2,246	—	2,246	100.0%

Adjusted Free Cash Flow	$89,857	$107,357	(17,500)	(16.3)%

Conversion of Adjusted EBITDA to Free Cash Flow(1)	29.6%	47.5%

Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	36.1%	51.2%

(1)Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.

2026 Proxy Statement	67

SCAN TO VIEW MATERIALS & VOTE

TASKUS, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/TASK2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					D70967-P68318	KEEP THIS PORTION FOR YOUR RECORD
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TASKUS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below
The Board of Directors recommends you vote FOR all of the following director nominees:
1	Election of directors.	☐	☐	☐
Nominees: 01) Jaspar Weir 02) Amit Dalmia 03) Michelle Gonzalez
The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and 2026 Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

We will be conducting our 2026 Annual Meeting of Stockholders virtually at www.virtualshareholdermeeting.com/TASK2026.

D70968-P68318

TASKUS, INC.
Annual Meeting of Stockholders
May 21, 2026 7:30 a.m. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bryce Maddock and Claudia Walsh, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of TaskUs, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m. Central Time on Thursday, May 21, 2026, virtually via live webcast at www.virtualshareholdermeeting.com/TASK2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY DIRECTOR NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE